The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-260579 and 333-260579-01
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT, DATED APRIL 24, 2023
Prospectus Supplement
(To Prospectus Dated October 29, 2021)
$
NVENT FINANCE S.À R.L.
    % Senior Notes due 20
Fully and Unconditionally Guaranteed by
NVENT ELECTRIC PLC

nVent Finance S.à r.l. (“nVent Finance”) is offering $      aggregate principal amount of    % Senior Notes due 20   (the “notes”).
The notes will bear interest at a rate of    % per year, payable semi-annually on            and            of each year, beginning on            , 2023. The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events.”
nVent Finance may redeem any of the notes at the redemption price set forth in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the redemption date. If we experience a change of control triggering event, we may be required to offer to purchase the notes from holders. See “Description of Notes — Change of Control.” In addition, the notes may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting U.S. taxation. See “Description of Notes — Payment of Additional Amounts and Redemption upon Changes in Withholding Taxes.”
The notes are primarily being issued to finance nVent’s previously announced acquisition of ECM Industries (as defined herein). This offering is not contingent upon, and may be settled before, the consummation of the ECM Industries acquisition (as defined herein). However, if (a) the consummation of the ECM Industries acquisition does not occur on or prior to September 28, 2023 (or such later date on or before November 27, 2023 as extended by the parties to the Merger Agreement (as defined herein) pursuant to the terms and conditions set forth therein, the “outside date”), (b) nVent Finance notifies the trustee and the holders of the notes that in its reasonable judgment the ECM Industries acquisition will not be consummated on or prior to the outside date or (c) the Merger Agreement has been terminated without the consummation of the ECM Industries acquisition, then nVent Finance will be required to redeem all of the notes then outstanding on the Special Mandatory Redemption Date (as defined herein) at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes then outstanding plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date, as described under the heading “Description of Notes — Special Mandatory Redemption” in this prospectus supplement.
The notes will be unsecured and will rank equally with nVent Finance’s other existing and future senior unsecured and unsubordinated debt. Payment of principal and interest on the notes will be fully and unconditionally guaranteed as to the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined herein), if any, on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, by nVent Electric plc.
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We do not intend to apply for a listing of the notes on any securities exchange or automated quotation system. Currently there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement for important factors you should consider before investing in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the EU Prospectus Regulation (as defined below) or the Luxembourg law dated 16 July 2019 on prospectuses for securities (Loi du 16 juillet 2019 relative aux prospectus pour valeurs mobilières).
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to nVent Finance	%	$

(1)
Plus accrued interest from            , 2023, if settlement occurs after that date.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about            , 2023, which is the seventh business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting” beginning on page S-51 of this prospectus supplement.

Joint Book-Running Managers
J.P. Morgan	BofA Securities	Citigroup

The date of this prospectus supplement is            , 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in these documents, is accurate only as of the date of the applicable document. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.
The notes are offered for sale only in those jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. See “Underwriting” in this prospectus supplement.
ALTERNATIVE SETTLEMENT CYCLE
It is expected that delivery of the notes will be made against payment therefor on or about           , 2023, which will be the seventh business day following the date hereof (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to two business days before delivery will be required to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. References herein to “this prospectus” are to this prospectus supplement and the accompanying prospectus.
Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” below.
Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “nVent” are only to nVent Electric plc, an Irish public limited company, references to “we,” “us” and “our” or similar terms are to nVent and its consolidated subsidiaries, and references to “nVent Finance” are to nVent Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée).
References herein to “$” and “dollars” are to the currency of the United States. References to “EUR” are to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on the European Union. Unless otherwise indicated, the financial information presented in this prospectus supplement has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

INCORPORATION BY REFERENCE
nVent and nVent Finance are “incorporating by reference” specified documents filed with the U.S. Securities and Exchange Commission (the “SEC”), which means:
•
incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•
nVent and nVent Finance are disclosing important information to you by referring you to those documents; and

•
information filed with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.

The documents listed below and any future filings nVent and nVent Finance make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the end of the offering of the securities pursuant to this prospectus supplement are incorporated by reference in this prospectus supplement and the accompanying prospectus:
•
nVent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023; and

•
nVent’s Current Report on Form 8-K dated April 1, 2023.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement and the accompanying prospectus.
You may obtain copies of documents incorporated by reference in this prospectus supplement and the accompanying prospectus, at no cost, by request directed to us at the following address or telephone number:
nVent Management Company
1665 Utica Avenue, Suite 700
St. Louis Park, Minnesota 55416
Attention: Corporate Secretary
(763) 204-7700
You can also find these filings on our website at www.nvent.com. However, we are not incorporating the information on our website other than these filings into this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus contain statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All statements made about the ECM Industries acquisition, including the anticipated time for completing the acquisition, the expected financial results of the acquired business and the anticipated benefits of the acquisition, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include our ability to close and fund the ECM Industries acquisition on the expected terms and time schedule, including obtaining regulatory approvals and satisfying other closing conditions; our ability to integrate the ECM Industries acquisition successfully; our ability to retain customers and employees of the acquired business; adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the impact of the novel coronavirus 2019 (“COVID-19”) pandemic; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. All forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus or any document incorporated herein or therein by reference. We assume no obligation, and disclaim any obligation, to update the information contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.
nVent Electric plc
nVent Electric plc is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect mission critical equipment, building and essential processes. We offer a comprehensive range of enclosures, electrical fastening solutions and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation.
Our broad range of products and solutions connect and protect our customers’ mission-critical equipment from hazardous conditions, improving their utilization, lowering costs and minimizing downtime. The cost of our products typically represents a small proportion of the total cost of our customers’ end systems. We also are a small cost relative to the potential cost of failure that our products help avoid. We have a portfolio of premier, industry-leading brands, including nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER, some of which have a history spanning over 100 years, that cover a wide range of verticals, including Industrial, Commercial & Residential, Infrastructure and Energy.
We classify our operations into business segments based primarily on types of products offered and markets served. We operate across three segments: Enclosures, Electrical & Fastening Solutions and Thermal Management, which represented approximately 52%, 27% and 21% of total revenues during 2022, respectively.
•
Enclosures — The Enclosures segment provides innovative solutions to connect, protect, power and cool critical controls systems, electronics, data and electrical equipment. From metallic and non-metallic enclosures to cabinets, subracks and backplanes, it offers the physical infrastructure to host, connect and protect server and network equipment, as well as indoor and outdoor protection for test and measurement and aerospace and defense applications in industrial, infrastructure, commercial and energy verticals.

•
Electrical & Fastening Solutions — The Electrical & Fastening Solutions segment provides solutions that connect and protect electrical and mechanical systems and civil structures. Its engineered electrical and fastening products are innovative, cost efficient and time saving connections that are used across a wide range of verticals, including commercial, infrastructure, industrial and energy.

•
Thermal Management — The Thermal Management segment provides electric thermal solutions that connect and protect critical buildings, infrastructure, industrial processes and people. Its thermal management systems include heat tracing, floor heating, fire-rated and specialty wiring, sensing and snow melting and de-icing solutions for use in industrial, commercial & residential, energy and infrastructure verticals. Its highly reliable and easy to install solutions lower total cost of ownership to building owners, facility managers, operators and end users.

nVent is an Irish public limited company and its principal executive offices are located at The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom, and its telephone number at that address is +44-20-3966-0279.

nVent Finance S.à r.l.
nVent Finance is a Luxembourg private limited liability company (société à responsabilité limitée) and a wholly-owned subsidiary of nVent. nVent Finance’s registered and principal offices are located at 26, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, it is registered with the Luxembourg Trade and Companies Register under number B219846, and its telephone number at that address is +352-691-464-015. nVent Finance is a holding company established to directly and indirectly own the operating subsidiaries of nVent and to issue debt securities, including the notes, or make other borrowings. Otherwise, it conducts no independent business.

Recent Developments
Proposed Acquisition of ECM Industries
On April 1, 2023, nVent entered into a merger agreement whereby nVent will acquire ECM Investors, LLC, the parent company of ECM Industries, LLC (“ECM Industries”), for an aggregate purchase price of $1.1 billion, subject to customary adjustments contemplated by the Merger Agreement.
ECM Industries is a leading provider of high-value electrical connectors, tools and test instruments, and cable management. ECM Industries’ industry-leading brands, include ILSCO, Gardner Bender and King Innovation. Headquartered in New Berlin, Wisconsin with approximately 1,400 employees, ECM Industries had revenues of $415 million in the twelve months ended February 28, 2023.
We intend to use the net proceeds of this offering and the term loan financing (as defined herein), together with cash on hand and/or borrowings under our revolving credit facility, and, if necessary, borrowings under our committed bridge facility, to finance the ECM Industries acquisition and to pay related fees and expenses. See “Use of Proceeds.” We expect the ECM Industries acquisition to close in the second quarter of 2023, subject to the satisfaction of certain customary closing conditions, including regulatory approvals.
The Merger Agreement contains certain termination rights for each party, including the right of each party to terminate the Merger Agreement on or after September 28, 2023 if the closing of the ECM Industries acquisition has not occurred by such date, subject to the right to extend such date by 60 days in certain circumstances. The consummation of the ECM Industries acquisition is not contingent upon the consummation of this offering and this offering is not contingent upon the consummation of the ECM Industries acquisition. See “Description of Notes — Special Mandatory Redemption.”
Financing of Proposed Acquisition
In connection with the Merger Agreement, nVent Finance and nVent entered into a bridge facility commitment letter (the “bridge facility commitment letter”) pursuant to which a group of financial institutions committed to provide a senior unsecured bridge facility of up to $800.0 million (the “bridge facility”) for the purpose of financing a portion of the purchase price for the ECM Industries acquisition and to pay related fees and expenses. Unless we are unable to complete this offering and consummate the term loan financing described below, we do not expect to borrow under the committed bridge facility. See “Use of Proceeds.”
nVent Finance and nVent intend to enter into a new loan agreement (the “term loan facility”) with a syndicate of financial institutions in April 2023, pursuant to which such financial institutions will commit to provide nVent Finance with a senior unsecured term loan facility in an aggregate principal amount of $300.0 million with a five-year maturity. However, we cannot provide any assurance that we will close such term loan facility or with respect to the definitive terms and documentation thereof. nVent Finance and nVent intend to borrow the full $300.0 million aggregate principal amount available under the proposed term loan facility to finance a portion of the purchase price in the ECM Industries acquisition and to pay related fees and expenses. The proposed term loan facility will be guaranteed by nVent. The aggregate principal amount of the commitments under the proposed term loan facility will replace a corresponding amount of the commitments in respect of the bridge facility in accordance with the terms of the bridge facility commitment letter. The remaining bridge facility commitments under the bridge facility commitment letter will be further reduced on a dollar-for-dollar basis by the net proceeds from this offering.
The availability of loans under the term loan facility will be subject to the satisfaction or waiver of certain conditions that are substantially consistent with the conditions to the funding of the bridge facility, including (i) the closing of the ECM Industries acquisition substantially concurrently with the funding of such loans, (ii) the absence of a material adverse effect with respect to ECM Industries since April 1, 2023, (iii) the truth and accuracy in all material respects of certain representations and warranties, (iv) the receipt of certain certificates, and (v) the receipt of certain financial statements. Loans made under the term loan facility will rank equally in right of payment with the notes. We refer to the funding of the term loan facility in this prospectus supplement as the “term loan financing”.

Preliminary Financial Results for the Quarter Ended March 31, 2023
On April 19, 2023, we announced our preliminary financial results for the first quarter of 2023.
We anticipate first quarter of 2023 sales of approximately $741 million, up approximately 7% relative to the first quarter of 2022 and an increase of approximately 8% organically, which excludes the impact from currency fluctuations.
We expect first quarter of 2023 operating income to be between $122 million and $124 million compared to $90 million in the first quarter of 2022. On an adjusted basis, we expect first quarter of 2023 segment income to be between $146 million and $148 million versus $110 million in the first quarter of 2022.
We anticipate first quarter of 2023 earnings per diluted share to be $0.55 to $0.56, up 38% to 40% compared to the first quarter of 2022. On an adjusted basis, we expect earnings per diluted share of $0.66 to $0.67, up 32% to 34% compared to the first quarter of 2022.
The preliminary financial results presented above are subject to the completion of our financial closing procedures and related review. Those procedures have not been completed. Accordingly, these preliminary financial results may materially differ from the actual results that will be reflected in our consolidated financial statements for the three months ended March 31, 2023 when they are completed and publicly filed with the SEC in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The preliminary financial results included in this prospectus supplement have been prepared by, and are the responsibility of, our management. Deloitte & Touche LLP, nVent’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.
Non-GAAP Financial Presentation
We are providing certain non-GAAP financial measures (segment income, adjusted net income, adjusted diluted earnings per share, and organic sales) in this prospectus supplement. A reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our financial statements prepared in accordance with GAAP is provided at the end of this section.
The first quarter of 2023 and 2022 preliminary segment income, adjusted net income and adjusted diluted earnings per share eliminate, where applicable:
•
Expense related to certain targeted restructuring activities.

•
Expense related to certain acquisition and integration activities associated with our business acquisitions.

•
Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization and certain acquisition related expenses associated with those acquisitions. We exclude these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense, inventory step-up amortization, and acquisition related expenses may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted results.

•
Income tax effects of the above adjustments, which are calculated using our estimated non-GAAP tax rate. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and do not necessarily reflect our long-term operations. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity or other changes in our strategy or business operations.

We use the term “organic sales” to refer to GAAP net sales excluding (i) the impact of currency translation and (ii) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations (“acquisition sales”). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying prior period foreign exchange rates to the current year period. We use the term “organic sales growth” to refer to the measure of comparing current period organic net sales with the corresponding period of the prior year.
Management utilizes these adjusted financial measures to assess the run-rate of our continuing operations against those of prior periods without the distortion of these factors that we do not consider components of our core operating performance. We believe that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of our underlying operations. In addition, adjusted diluted earnings per share is used as a criterion to measure and pay annual incentive compensation. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures excluding the effect of adjustments (Unaudited)
	For the Quarters Ended March 31,
	2023	2022
	(U.S. $ in millions, except per share data)
Operating income	$122 – 124	$90
Adjustments
Restructuring and other	$4	$2
Acquisition transaction and integration costs	2	—
Intangible amortization	18	18
Segment income	$146 – 148	$110
Net income – as reported	$91 – 93	$68
Adjustment to operating income	24	20
Income tax adjustments	(4)	(3)
Net income – as adjusted	$111 – 113	$85
Diluted earnings per ordinary share
Diluted earnings per ordinary share – as reported	$0.55 – 0.56	$0.40
Adjustments	0.11	0.10
Diluted earnings per ordinary share – as adjusted	$0.66 – 0.67	$0.50
nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth (Unaudited)
	Quarter Ended March 31, 2023 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	8.4%	(1.8)%	—%	6.6%

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus.
Issuer
nVent Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée).
Guarantor
nVent Electric plc, an Irish public limited company.
Securities Offered
$        in aggregate principal amount of     % Senior Notes due 20  .
Initial Offering Price
    % per note.
Maturity Date
The notes will mature on         , 20  .
Interest Payment Dates
Interest on the notes will be paid semi-annually on           and          of each year, beginning on         ,          2023.
Interest Rate
The notes will bear interest at     % per annum from            , 2023.
Interest Rate Adjustment
The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events.”
Additional Amounts
Unless otherwise required by law, neither nVent Finance nor nVent will deduct or withhold from payments made by nVent Finance or nVent under or with respect to the notes and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (as defined in the accompanying prospectus). Subject to certain exceptions, in the event that nVent Finance or nVent is required to withhold or deduct any amount for or on account of any taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, nVent Finance or nVent, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such taxes had not been required to be withheld or deducted. See “Description of Notes — Payment of Additional Amounts and Redemption upon Changes in Withholding Taxes.”
Optional Redemption
Prior to         , 20   (the date that is          prior to the maturity date), nVent Finance may, at its option, redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed and a make-whole amount, plus in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after         , 20   (the date that is          prior to the maturity date), nVent Finance may, at its option, redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
For more detailed information on the calculation of the redemption price, see “Description of Notes — Optional Redemption.”
Purchase of Notes Upon a Change of Control Triggering Event
Holders of notes will have the right to require nVent Finance to purchase all or any part of their notes if a Change of Control Triggering Event occurs with respect to the notes. See “Description of Notes — Change of Control.”
Special Mandatory Redemption
This offering is not contingent upon, and may be settled before, the consummation of the ECM Industries acquisition. However, if (a) the consummation of the ECM Industries acquisition does not occur on or prior to September 28, 2023 (or such later date on or before November 27, 2023 as extended by the parties to the Merger Agreement (as defined herein) pursuant to the terms and conditions set forth therein, the “outside date”), (b) nVent Finance notifies the trustee and the holders of the notes that in its reasonable judgment the ECM Industries acquisition will not be consummated on or prior to the outside date or (c) the Merger Agreement has been terminated without the consummation of the ECM Industries acquisition, then nVent Finance will be required to redeem all of the notes then outstanding on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes then outstanding plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.
The “Special Mandatory Redemption Date” means the date specified in the notice of special mandatory redemption described in “Description of Notes — Special Mandatory Redemption,” which date shall be on or about the tenth business day following the date of such notice (or such other minimum period as may be required by DTC (as defined herein)). See “Description of Notes — Special Mandatory Redemption.”
Redemption for Tax Reasons
nVent Finance may redeem all, but not part, of the notes upon the occurrence of specified tax events described under “Description of Notes — Payment of Additional Amounts and Redemption upon Changes in Withholding Taxes.”
Form and Denomination
The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes in denominations of less than $2,000 will not be available. The notes will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of the nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes — Book-Entry, Delivery and Form.”

Guarantees
nVent will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts, if any, on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise.
Ranking
The notes will be senior unsecured and unsubordinated obligations that rank equally in right of payment with all of nVent Finance’s existing and future senior unsecured and unsubordinated indebtedness. The guarantees will be unsecured and unsubordinated obligations that rank equally in right of payment with nVent’s existing and future unsecured and unsubordinated indebtedness.
Events of Default
For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see “Description of Notes — Events of Default.”
No Established Trading Market
The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If an active or liquid trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
Use of Proceeds
We intend to use the net proceeds of this offering and the term loan financing, together with cash on hand and/or borrowings under our revolving credit facility, and, if necessary, borrowings under the bridge facility, to finance the ECM Industries acquisition for approximately $1.1 billion and to pay related fees and expenses. We intend to use any remaining proceeds for general corporate purposes. Pending such uses, we may invest the net proceeds from this offering temporarily in investment grade securities, money market funds, bank deposit accounts or similar short-term investments, or use such net proceeds to repay outstanding borrowings under our revolving credit facility.
If (a) the consummation of the ECM Industries acquisition does not occur on or prior to the outside date, (b) nVent Finance notifies the trustee and the holders of the notes that in its reasonable judgment the ECM Industries acquisition will not be consummated on or prior to the outside date or (c) the Merger Agreement has been terminated without the consummation of the ECM Industries acquisition, then nVent Finance will be required to redeem all outstanding notes offered hereby.
See “Use of Proceeds,” “Capitalization” and “Description of Notes — Special Mandatory Redemption.”
Additional Notes
nVent Finance may from time to time, without consent of the holders of the notes, issue notes having the same terms and conditions as the notes. Additional notes issued in this manner will form a single series with the notes offered hereby. See “Description of Notes — Additional Notes.”
Governing Law
State of New York.

Risk Factors
You should consider carefully all the information set forth herein under “Risk Factors” and set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 before investing in the notes.
Trustee and Paying Agent
U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association).

Summary Consolidated Financial Data of nVent Electric plc
The following table sets forth summary consolidated financial data of nVent Electric plc. This data is derived from nVent’s consolidated audited financial statements for the three fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020, respectively. This summary financial data is not necessarily indicative of future results and should be read in conjunction with nVent’s consolidated financial statements and related notes included in nVent’s Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	For the Years Ended December 31,
	2022	2021	2020
	(U.S. $ in millions)
Statements of operations and comprehensive income (loss) data:
Net sales	$2,909.0	$2,462.0	$1,998.6
Income (loss) before income taxes	472.6	320.7	(9.5)
Net income (loss)	399.8	272.9	(47.2)
Balance sheet data:
Total assets	$4,902.2	$4,674.2	$4,366.1
Total debt	1,088.8	1,005.5	952.1
Total equity	2,731.7	2,496.1	2,409.8
Other financial information:
Net cash provided by (used for) operating activities	$394.6	$373.3	$344.0
Net cash provided by (used for) investing activities	(52.5)	(274.0)	(65.0)
Net cash provided by (used for) financing activities	(82.1)	(166.8)	(272.5)
Free cash flow(1)	$350.7	$334.4	$306.0

(1)
We define free cash flow as net cash provided by operating activities less capital expenditures plus proceeds from sale of property and equipment. Free cash flow is a non-GAAP financial measure that we use to assess our cash flow performance. We believe free cash flow is an important measure of liquidity because it provides us and our investors a measurement of cash generated from operations that is available to pay dividends, make acquisitions, repay debt and repurchase shares. In addition, free cash flow is used as a criterion to measure and pay annual incentive compensation. Our measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of free cash flow:
	For the Years Ended December 31,
	2022	2021	2020
	(U.S. $ in millions)
Net cash provided by (used for) operating activities	$394.6	$373.3	$344.0
Capital expenditures	(45.9)	(39.5)	(40.0)
Proceeds from sale of property and equipment	2.0	0.6	2.0
Free cash flow	$350.7	$334.4	$306.4

RISK FACTORS
Before you invest in the notes, you should consider the factors set forth below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, as well as any of our subsequently filed quarterly or current reports. If any of the following risks and uncertainties develops into actual events, our business, financial condition, results of operations or cash flows could be materially adversely affected. In that case, the trading price of the notes could decline and you may lose all or part of your investment.
Risks Relating to the ECM Industries Acquisition
We may not realize the anticipated benefits of the ECM Industries acquisition and any benefit may take longer to realize than we expect.
The ECM Industries acquisition will involve the integration of ECM Industries’ operations with our existing operations, and there are uncertainties inherent in such an integration. We will be required to devote significant management attention and resources to integrating ECM Industries’ operations. Delays or unexpected difficulties in the integration process could adversely affect our business, financial results and financial condition. Even if we are able to integrate ECM Industries’ operations successfully, this integration may not result in the realization of the full benefits of revenue synergies, cost savings and operational efficiencies that we expect or the achievement of these benefits within a reasonable period of time or at all.
We could be subject to new risks, known and unknown, relating to the ECM Industries acquisition.
We may experience risks, losses and damages associated with the ECM Industries acquisition. The risks we could face include the following:
•
the ECM Industries acquisition may lead to the incurrence of costs to review, upgrade and integrate ECM Industries’ systems with our compliance and reporting systems, including our systems of internal control over financial reporting. The process of integrating ECM Industries into our internal control over financial reporting could require significant time and effort from our management and other personnel and could increase our compliance costs; and

•
the ECM Industries acquisition involves the inherent risk of liabilities, and these liabilities may prove more costly or produce more adverse effects than we anticipate, such as actual or potential litigation and regulatory matters. In addition, in the course of the due diligence review of ECM Industries, we may not have discovered, or may have been unable to quantify, undisclosed liabilities of ECM Industries, and we may not be indemnified or have insurance for any of these liabilities. Any such liabilities could have an adverse effect on our business, results of operations, financial condition and cash flows following the completion of the ECM Industries acquisition.

Any of these risks associated with the ECM Industries acquisition could have a material adverse impact on our business, results of operations and financial condition.
Increased leverage may harm our financial condition and results of operations.
As of December 31, 2022, we had $1,088.8 million of total debt on a consolidated basis. We expect our indebtedness to increase materially in connection with the ECM Industries acquisition. We intend to fund the ECM Industries acquisition with the net proceeds from this offering and borrowings under the term loan financing, together with cash on hand and/or borrowings under our revolving credit facility, and, if necessary, borrowings under the bridge facility, for an aggregate amount of approximately $800.0 million of new indebtedness in connection with the ECM Industries acquisition. We and our subsidiaries may incur additional indebtedness in the future and, subject to limitations on the amount of secured indebtedness we may incur without securing the notes and other outstanding debt securities as described under “Description of Notes”, the indenture that will govern the notes will not restrict us from incurring indebtedness in the future. This increase and any future increases in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•
we will have additional cash requirements to support the payment of interest on our outstanding indebtedness;

•
increases in our outstanding indebtedness and leverage may increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

•
our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be reduced;

•
our flexibility in planning for, or reacting to, changes in our business and our industry may be reduced; and

•
our flexibility to make acquisitions and develop technology may be limited.

Our ability to make payments of principal and interest on our indebtedness, including the notes, depends upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other cash requirements, we may be required, among other things:
•
to seek additional financing in the debt or equity markets;

•
to refinance or restructure all or a portion of our indebtedness, including the notes;

•
to sell selected assets or businesses; or

•
to reduce or delay planned capital or operating expenditures.

Such measures might not be sufficient to enable us to service our debt and meet our other cash requirements, including the notes. In addition, any such financing, refinancing or sale of assets might not be available at all or on economically favorable terms.
Risks Relating to the Notes
nVent Finance and nVent are responsible for indebtedness other than the notes and guarantees offered hereby.
nVent Finance and nVent are responsible for indebtedness other than the notes offered hereby. nVent Finance is a borrower under its existing term loan facility, under which there were $288.8 million of borrowings outstanding as of December 31, 2022, and revolving credit facility, under which there were no borrowings outstanding and borrowing capacity of $600.0 million available as of December 31, 2022. In connection with the ECM Industries acquisition, nVent Finance intends to borrow $300.0 million on the proposed term loan facility. As of December 31, 2022, nVent Finance also had outstanding $800.0 million aggregate principal amount of existing senior notes. In addition, nVent is a guarantor of the existing term loan facility and revolving credit facility, the guarantor of payment of principal and interest on the outstanding existing senior notes and will guarantee borrowings under the proposed term loan facility (and borrowings, if any, under the bridge facility) in connection with the ECM Industries acquisition.
We cannot assure you that an active trading market for the notes will develop.
The notes are a new issue of securities with no established trading market and nVent Finance does not intend to list them on any securities exchange or automated quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters have no obligation to do so and may cease their market making at any time. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. Additionally, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that an active trading market for the notes will develop. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

The notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could adversely affect holders of the notes. In addition, the restrictions in the indenture on our ability to grant liens and enter into sale and lease-back transactions are subject to significant exceptions.
We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. The terms of the indenture will limit our ability to secure additional debt and enter into sale and lease-back transactions without securing the notes and other outstanding debt securities under the indenture. However, these limitations will be subject to numerous exceptions, which, among other things, permit us to engage in certain permitted securitization transactions and grant liens securing certain indebtedness. The notes are unsecured and are effectively subordinated to any existing or future secured indebtedness of nVent Finance and nVent.
In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations or debt ratings. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.
Each of nVent Finance and nVent will depend on its respective subsidiaries for funds to meet its obligations under the notes and guarantees. The notes and the guarantees will be effectively subordinated to all existing and future liabilities of nVent’s and nVent Finance’s subsidiaries.
nVent is a holding company established to own directly and indirectly all of our operating and other subsidiaries. nVent Finance is a holding company formed to own directly and indirectly all of our operating and other subsidiaries and to issue debt securities, including the notes, or make other borrowings. nVent’s principal source of cash flow, including cash flow to make payments on the notes pursuant to the guarantees, is dividends from nVent Finance. nVent Finance’s principal source of cash flow is interest income from our subsidiaries. None of the subsidiaries of nVent Finance or nVent (other than nVent Finance) is under any direct obligation to pay or otherwise fund amounts due on the notes or the guarantees, whether in the form of dividends, distributions, loans or other payments. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain subsidiaries of nVent Finance or nVent. If such subsidiaries are unable to transfer funds to nVent Finance or nVent and sufficient cash or liquidity is not otherwise available, nVent Finance or nVent may not be able to make principal and interest payments on their outstanding debt, including the notes or the guarantees.
In addition, nVent Finance and nVent’s right to receive any assets of any of their respective subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets under the terms of the notes or pursuant to the guarantees, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. As of December 31, 2022, the aggregate outstanding liabilities of nVent Finance’s subsidiaries to which the notes and the guarantees were structurally subordinated were $1,034.0 million. Even if nVent Finance or nVent were a creditor of the other nVent subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it.
nVent Finance may not be able to repurchase the notes upon a change of control triggering event.
Upon the occurrence of a change of control event that constitutes a “Change of Control Triggering Event” as described under “Description of Notes — Change of Control,” each holder of the notes will have the right to require nVent Finance to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Additionally, upon the occurrence of certain events that would constitute a “Change of Control Triggering Event” each holder of other senior notes issued by nVent Finance will have the right to require nVent Finance to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If we experience such an event, there can be no assurance that nVent Finance would have sufficient financial resources available to satisfy its obligation to repurchase the notes and the other senior notes. nVent Finance’s failure to repurchase the notes as required under the respective indentures governing the notes and the other senior notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes — Change of Control.” Additionally, certain events that would constitute a “Change of Control Triggering Event” would constitute an event of default under the revolving credit facility and existing term loan facility that would, if it should occur, permit the lenders to accelerate the debt outstanding under such revolving credit facility and existing term loan facility and that, in turn, would cause an event of default under the indenture that will govern the notes.
If the consummation of the ECM Industries acquisition does not occur on or prior to the outside date, nVent Finance notifies the trustee and the holders of the notes that in its reasonable judgment the ECM Industries acquisition will not be consummated on or prior to the outside date or the Merger Agreement has been terminated without the consummation of the ECM Industries acquisition, then nVent Finance will be required to redeem all of the outstanding notes offered hereby.
Our ability to complete the ECM Industries acquisition is subject to various conditions, certain of which are beyond our control. The Merger Agreement contains certain termination provisions permitting each party thereto to terminate the Merger Agreement under certain circumstances.
If the consummation of the ECM Industries acquisition does not occur on or prior to the outside date, nVent Finance notifies the trustee and the holders of the notes that in its reasonable judgment the ECM Industries acquisition will not be consummated on or prior to the outside date or the Merger Agreement has been terminated without the consummation of the ECM Industries acquisition, then nVent Finance will be required to redeem all of the notes then outstanding on the Special Mandatory Redemption Date at a special mandatory redemption price equal to 101% of the principal amount of the notes then outstanding plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes — Special Mandatory Redemption.” If we redeem the notes pursuant to the special mandatory redemption, you may not obtain the return that you expected on your investment in the special mandatory redemption notes. Whether or not the special mandatory redemption is ultimately triggered, it may adversely affect trading prices for the notes prior to the Special Mandatory Redemption Date.
You will have no rights under the special mandatory redemption provisions if the ECM Industries acquisition closes, nor will you have any right to require us to repurchase your notes if, between the closing of this offering and the consummation of the ECM Industries acquisition, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the Merger Agreement change, including in material respects.
We may be unable to redeem any or all of the notes in the event of a special mandatory redemption.
We are not obligated to place the proceeds of the offering of any notes in escrow prior to the consummation of the ECM Industries acquisition or to provide a security interest in those proceeds, and there are no other restrictions on our use of these proceeds during this time. Pending such uses, we may invest the net proceeds from this offering temporarily in investment grade securities, money market funds, bank deposit accounts or similar short-term investments, or use such net proceeds to repay outstanding borrowings under our revolving credit facility. Accordingly, we will need to fund any special mandatory redemption of the notes using proceeds that we have voluntarily retained and from other sources of liquidity, including borrowings under our revolving credit facility. In the event of a special mandatory redemption, we may not have sufficient funds to redeem any or all of the notes, which would constitute an event of default under the indenture and could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.
It may not be possible to enforce U.S. judgments in Ireland.
It may not be possible to enforce court judgments obtained in the United States against nVent (or its directors or officers) in Ireland, whether based on the civil liability provisions of the U.S. federal or state securities laws or otherwise. We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would be enforced to the extent described under “Enforcement of Civil Liabilities — Ireland” in the accompanying prospectus but would not be automatically enforceable in Ireland. In addition, Irish courts would be unlikely to entertain actions against us or those persons based on those laws.

Irish laws differ from the laws in effect in the United States and may afford less protection to holders of our securities.
As an Irish company, nVent is governed by Irish company law (principally, the Irish Companies Act 2014 (as amended) (the “Companies Act 2014”)). Irish company law differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of nVent’s securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.
If nVent is unable to pay its debts, an examiner may be appointed under Irish law to oversee its operations.
If nVent is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee its operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner is appointed to nVent, a protection period of 70 days (extendable by a further period of 30 days for a total period, not exceeding 100 days), will be imposed so that the examiner can formulate and implement its proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor against the company and / or its assets is prohibited.
In addition, during the period of protection, creditors are not permitted to “withhold performance of”, “terminate”, “accelerate” or “in any other way modify”, any executory contract solely by reason of the company, or any related company, being placed under the protection of the court. Further, where an executory contract is deemed to be an “essential executory contract” (i.e. necessary for the continued survival of the company as a going concern), no creditor may take any such steps solely by reason of the company’s insolvency.
Any company to which an examiner has been appointed would also be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner unless the payment of such liabilities was recommended by the independent report (a document required to accompany any petition to appoint an examiner) or otherwise approved by the court on application by the examiner. The appointment of an examiner may therefore restrict the ability of nVent to make timely payments under its guarantee and holders may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the nVent guarantee may be affected by the examiner’s exercise of its powers, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.
Further, a scheme of arrangement may be approved involving the writing down of the debt due by nVent to the holders of the notes irrespective of their views. An examiner must convene meetings of each class of members and creditors of the company whose interests would be impaired if the scheme of arrangement were implemented, in order to afford such parties the opportunity to consider the proposals and whether to vote to accept or reject them. The examiner’s scheme of arrangement must also be confirmed by the Irish High Court in order to become effective and the Irish High Court shall not confirm such proposals unless, among other things:
•
a majority in number of creditors whose interests or claims would be impaired by implementation of the proposals, representing a majority in value of the claims that would be impaired by implementation of the proposals, have voted to accept the proposals; or

•
if the above requirement is not satisfied, then a majority of the classes of creditors whose interests would be impaired by the scheme of arrangement have voted to accept them, provided that at least one of those creditor classes is a class of secured creditors or is senior to the class of ordinary unsecured creditors; or

•
if the above requirement is not satisfied, at least one class of creditors whose interests or claims would be impaired by the proposals, other than a class which would not receive any payment or keep any interest in a liquidation, has voted to accept them; and

•
no dissenting creditor would be worse off if the proposals are confirmed and implemented than such a creditor would be if the normal ranking of liquidation priorities were applied, either in the event of liquidation, whether piecemeal or by sale as a going concern, or in the event of the next-best-alternative scenario if the proposals were not confirmed.

Once confirmed by the Irish High Court, the scheme of arrangement becomes binding on the company and all creditors whose rights are impaired by the scheme of arrangement and who received notice of the meetings convened for the purposes of voting on the proposals.
In the event that a scheme of arrangement is not approved and nVent subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of nVent and approved by the Irish High Court) and the claims of certain other creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by nVent to the holders of the notes in accordance with the Companies Act 2014 and, where applicable, the Rules of the Superior Courts of Ireland.
The validity and enforceability of guarantees by nVent may be subject to certain limitations.
Guarantees by nVent may be subject to review under Irish law in the following circumstances:
•
if nVent becomes the subject of liquidation proceedings within six months (or two years if such guarantee is given in favor of anyone who is, in relation to nVent, a connected person) of issuing a guarantee and is made the subject of an application by the liquidator, on behalf of nVent, to the Irish courts to void such guarantee on the grounds that the issuance of the guarantee constituted an unfair preference in accordance with Section 604 of the Companies Act 2014 over other creditors at a time when nVent was insolvent. In order for any appointed liquidator to be successful in such an application, it would be necessary to establish that the “dominant intention” of nVent was to prefer one creditor over another (to the detriment of other creditors);

•
if nVent were wound up, then on the application of a liquidator or creditor (pursuant to Section 608 of the Companies Act 2014), if it can be shown that such guarantee or any payments made thereunder had the “effect” of perpetrating a fraud on nVent, its creditors or shareholders, the Irish courts can order a return of payments made by nVent under such guarantee. For the purposes of Section 608 of the Companies Act 2014, it is not necessary to establish that nVent intended to defraud their creditors as it is sufficient if it can be shown that the transaction had the “effect” of perpetrating a fraud;

•
if the giving of such guarantee by nVent constitutes the giving of unlawful financial assistance for the purpose of an acquisition (by subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in nVent;

•
if such guarantee is challenged on the grounds that it exceeded, where applicable, the corporate objects of nVent or that there was no corporate benefit to nVent in entering into such guarantee; or

•
nVent having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of debts of nVent.

Under the laws of Ireland, a guarantee may only be issued where the entity issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee and accordingly a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of nVent has passed a resolution that the entry into the guarantee is in nVent’s best interests and for its corporate benefit. However, no assurance can be given that a court would agree with its conclusion in this regard. The notes may only be guaranteed by nVent to the extent that it would not result in such guarantee constituting the giving of unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014. In addition, in an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes, and certain employee claims) will rank in priority to claims of unsecured creditors. If nVent becomes subject to an insolvency proceeding and nVent has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the notes, the holders of the notes may suffer losses as a result of their subordinated status during such insolvency proceeding.
If the giving of any note guarantee by nVent constituted the giving of unlawful financial assistance for the purpose of an acquisition (by subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in nVent, then such note guarantee would be voidable by nVent (or any insolvency officer of nVent) against any person (including the holders of the notes) who had notice of the facts which constituted such breach of law.
Luxembourg laws differ from the laws in effect in the United States and may afford less protection to holders of our securities, including the notes.
nVent Finance is organized under the laws of Luxembourg. It may not be possible to enforce court judgments obtained in the United States against us or against nVent Finance in Luxembourg based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Luxembourg would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of nVent Finance based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Luxembourg.
Due to the nature of Luxembourg’s insolvency laws, the ability of the holders of the notes to protect their interests may be more limited than would be the case under U.S. bankruptcy laws. In the event of a winding up of nVent Finance, the notes will be paid after payment of all secured debts, the cost of liquidation and certain debts of nVent Finance that are entitled to priority under Luxembourg law. Such preferential debts include the following:
•
money owed to Luxembourg tax authorities, for example, in respect of income tax deducted at the source;

•
value-added tax and certain other taxes and duties owed to Luxembourg Customs and Excise;

•
social security contributions; and

•
remuneration owed to employees.

If the bankruptcy administrator can show that “preference” has been given to any person by defrauding rights of creditors generally, regardless of when the transaction giving fraudulent preference to a party occurred, or if certain “abnormal” transactions have been effected during a relevant suspect period of six months plus ten days prior to the date of bankruptcy, a court has the power, among other things, to void the preferential or abnormal transaction. This provision of Luxembourg insolvency law may affect transactions entered into or payments made by nVent Finance during the period before liquidation or administration.
nVent and nVent Finance may be adversely affected by anti-tax avoidance directives adopted by European Union Member States.
Directive 2016/1164/EU, called the anti-tax avoidance directive (“ATAD”), was adopted on July 12, 2016 to implement in the EU Member States’ domestic legal frameworks common measures to tackle tax avoidance practices. ATAD lays down (i) controlled foreign company rules, (ii) anti-hybrid mismatches within the EU context rules, (iii) general interest limitation rules, (iv) a general anti-abuse rule, and (v) exit taxation rules. Following the adoption of ATAD, the EU Member States decided to go further as regards to hybrid-mismatches with third countries, and adopted the Directive 2017/952/EU (“ATAD 2”) amending the ATAD provisions with respect to anti-hybrid mismatches, on May 29, 2017.

EU Member States had until December 31, 2018 to implement ATAD (subject to derogations for EU Member States which had equivalent measures in their domestic law) and had until December 31, 2019 to implement ATAD 2 (except for measures relating to reverse hybrid mismatches, which were required to be implemented by December 31, 2021).
Luxembourg adopted (i) the Law of December 21, 2018 implementing ATAD with effect as of January 1, 2019 and (ii) the Law of December 20, 2019 implementing ATAD 2 with effect as of January 1, 2020 (except for the reverse hybrid mismatch rules, which should apply as of January 1, 2022). As adopted, ATAD introduces a new framework that limits the deduction of interest and other deductible payments and charges for Luxembourg companies subject to corporate income tax, including nVent Finance. Under ATAD, if nVent Finance is in an exceeding borrowing cost position as determined under ATAD or if any of the anti-hybrid rules under ATAD 2 apply, which could occur if the notes issued by nVent Finance qualify for tax purposes as hybrid financial instruments, a portion of the interest accrued on the notes may not be tax deductible. As a result, these rules could increase nVent Finance’s taxable base and may result in adverse financial impacts to nVent Finance.
Ireland has implemented the interest limitation rules, but as nVent is not resident for tax purposes in Ireland, the interest limitation rules should have no effect on it.
Our credit ratings may not reflect all risks of your investment in the notes.
The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. In particular, the interest rate payable on the notes offered hereby is subject to adjustment depending upon the ratings assigned to such notes as described in “Description of Notes — Terms — Interest Rate Adjustment of the Notes Based on Certain Rating Events.” Furthermore, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market price of, the notes.
Redemption of the notes prior to their maturity may adversely affect your return on the notes.
nVent Finance has the right, or, in certain instances, may be required, to redeem some or all of the notes prior to maturity, as described under “Description of Notes — Optional Redemption” and “Description of Notes — Special Mandatory Redemption.” nVent Finance may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes redeemed.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $        million after deducting the underwriting discount and estimated offering expenses.
We intend to use the net proceeds of this offering and the term loan financing, together with cash on hand and/or borrowings under our revolving credit facility, and, if necessary, borrowings under the bridge facility to finance the ECM Industries acquisition for approximately $1.1 billion and to pay related fees and expenses. We intend to use any remaining proceeds for general corporate purposes. Pending such uses, we may invest the net proceeds from this offering temporarily in investment grade securities, money market funds, bank deposit accounts or similar short-term investments, or use such net proceeds to repay outstanding borrowings under our revolving credit facility. See “Capitalization.”
This offering is not contingent upon, and may be settled before, the consummation of the ECM Industries acquisition. However, in the event that the consummation of the ECM Industries acquisition does not occur on or prior to the outside date, nVent Finance notifies the trustee and the holders of the notes that in its reasonable judgment the ECM Industries acquisition will not be consummated on or prior to the outside date or the Merger Agreement has been terminated without the consummation of the ECM Industries acquisition, then nVent Finance will be required to redeem all outstanding notes offered hereby. See “Description of Notes — Special Mandatory Redemption.”

CAPITALIZATION
The following table presents our capitalization as of December 31, 2022:
•
on an audited actual basis;

•
on an as adjusted basis to give effect to this offering;

•
on an as further adjusted basis to give effect to the term loan financing in an aggregate principal amount equal to $300.0 million; and

•
on an as further adjusted basis to give effect to this offering, the term loan financing and the use of the net proceeds to fund the ECM Industries acquisition as described under “Use of Proceeds.”

Although as described above, the as adjusted data give effect to the anticipated financing associated with the ECM Industries acquisition, the as adjusted data do not give effect to the consummation of the ECM Industries acquisition. This table should be read in conjunction with the financial information incorporated by reference into this prospectus supplement and the consolidated financial statements for nVent and accompanying notes incorporated by reference in this prospectus supplement.
	As of December 31, 2022
	Actual	As Adjusted for the Offering(1)		As Further Adjusted for the Term Loan Financing(1)		As Further Adjusted for the Use of Proceeds(1)
	(U.S. $ in millions)
Cash and cash equivalents	$297.5	$		$		$
Debt:
Revolving credit facility	$—		$—		$—	$
Existing term loan facility	288.8		288.8		288.8		288.8
Existing senior notes	800.0		800.0		800.0		800.0
Term loan financing	—		—		300.0		300.0
Notes offered hereby	—
Total debt	$1,088.8	$		$		$
Total equity	$2,731.7		$2,731.7		$2,731.7		$2,731.7
Total capitalization	$3,820.5	$		$		$

(1)
To the extent the net proceeds from this offering and the term loan financing, together with cash on hand and/or borrowings under our revolving credit facility, are not sufficient to fund the ECM Industries acquisition, we intend to borrow under the bridge facility to obtain any additional funds needed to complete the ECM Industries acquisition.

DESCRIPTION OF NOTES
The notes will be issued under the indenture, dated as of March 26, 2018, among nVent Finance S.à r.l., as issuer, nVent Electric plc, as guarantor, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the third supplemental indenture, dated as of April 30, 2018, and as supplemented by a supplemental indenture to be dated as of the closing date of this offering (such indenture, as so supplemented by the supplemental indenture, the “Indenture”). The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You are urged to read the form of notes and the Indenture because they, not the summaries below, define your rights. You may obtain a copy of the Indenture and the form of notes as described under “Incorporation by Reference.”
References to the “Issuer” or “nVent Finance” are to nVent Finance S.à r.l., the issuer of the notes, and references to the Issuer in this description do not, unless the context otherwise indicates, include any of its subsidiaries. References to “nVent” in this description refer to nVent Electric plc, not including its subsidiaries. References to the “Guarantor” refer to nVent. Capitalized terms used but not defined in this section have the respective meanings set forth in the Indenture.
The following description of certain material terms of the notes offered hereby does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, including definitions therein of certain terms. This description adds information to the description of the general terms and provisions of the debt securities set forth in “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus, and the notes are a series of debt securities. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description in this prospectus supplement.
General
The Issuer will issue a total of $      initial aggregate principal amount of its    % Senior Notes due            ,            which will mature on        ,       (the “notes”).
The notes will be issuable in whole in the registered form of one or more global securities, and the depository for such global securities will be DTC, New York, New York. The notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.
Except as provided below, the notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not have the benefit of any sinking fund. The notes are not convertible into shares of common stock or other securities of the Issuer or the Guarantor.
Ranking
The notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated indebtedness. The guarantee will be an unsecured and unsubordinated obligation and will rank equally in right of payment with the Guarantor’s existing and future unsecured and unsubordinated indebtedness. As described under “— Guarantee,” the notes will be fully and unconditionally guaranteed by nVent. The notes will not be guaranteed by, and therefore will not constitute obligations of, the Issuer’s subsidiaries or nVent’s subsidiaries (other than the Issuer). Creditors of the Issuer’s subsidiaries or nVent’s other subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of such a subsidiary, creditors of such subsidiary are likely to be paid in full before any distribution is made to the Issuer or nVent, except to the extent that the Issuer or nVent, as applicable, is itself recognized as a creditor of that subsidiary, in which case the Issuer’s or nVent’s claims, as applicable, would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by the Issuer or nVent, as applicable. As of December 31, 2022, subsidiaries of nVent (other than the Issuer) had total liabilities of approximately $1,034.0 million.
The Indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that the

Issuer may authorize from time to time. The Indenture also does not limit the amount of other unsecured indebtedness or securities that the Issuer may issue.
As of December 31, 2022, nVent Finance had $1,088.8 million of indebtedness outstanding, none of which was secured. As of such date after giving effect to this offering, the term loan financing, and the use of the net proceeds thereof as described under “Use of Proceeds,” nVent Finance would have had $       million of indebtedness outstanding. As of December 31, 2022, nVent had no indebtedness other than its guarantees of indebtedness of nVent Finance.
Interest
The notes will bear interest at a rate of    % per year. The date from which interest will accrue on the notes will be      , 2023, or the most recent interest payment date to which interest has been paid or provided for. The interest rate on the notes is subject to adjustment, as described below under “— Interest Rate Adjustment of the Notes Based on Certain Rating Events.” The interest payment dates for the notes will be       and       of each year, beginning       , 2023. Interest will be payable on each interest payment date to the holders of record at the close of business on       and        prior to each interest payment date; however, interest payable at maturity will be paid to the person to whom principal is payable. Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date on the notes would otherwise be a day that is not a Business Day (as defined below under “— Definitions”), that interest payment date will be postponed to the next date that is a Business Day and no interest on such payment will accrue in respect of the delay. If the maturity date or any date of redemption of the notes falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.
Interest Rate Adjustment of the Notes Based on Certain Rating Events
The Indenture provides that the interest rate payable on the notes will be subject to adjustment from time to time if either Fitch (as defined below) or S&P (as defined below) (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Securities Exchange Act, selected by the Issuer under the Indenture, as a replacement for Fitch or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the notes, as set forth below. Each of Fitch, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”
If the rating of the notes from one or both of Fitch or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the notes will increase from the interest rate set forth on the cover page of this prospectus supplement for the notes, by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:
Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*
Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on the notes, the following rules of interpretation will apply:
(1)
if at any time less than two Interest Rate Rating Agencies provide a rating on the notes for reasons not within nVent’s control (i) the Issuer will use commercially reasonable efforts to obtain a rating on the notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Fitch or S&P, as applicable, in such table, and (iv) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate set forth on the cover page of this prospectus supplement for the notes plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2)
for so long as only one Interest Rate Rating Agency provides a rating on the notes, any increase or decrease in the interest rate on the notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)
if both Interest Rate Rating Agencies cease to provide a rating of the notes for any reason, and no Substitute Rating Agency has provided a rating on the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00 % per annum above the interest rate on the notes prior to any such adjustment;

(4)
if Fitch or S&P ceases to rate the notes or makes a rating of the notes publicly available for reasons within nVent’s control, the Issuer will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the notes, as the case may be;

(5)
each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Fitch or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6)
in no event will (i) the interest rate on the notes be reduced to below the interest rate on the notes prior to any such adjustment or (ii) the total increase in the interest rates on the notes pursuant to this section exceed 2.00% above the interest rate payable on the notes on the date of their initial issuance; and

(7)
subject to clauses (3) and (4) above, no adjustment in the interest rate on the notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating of the notes.

If at any time the interest rate on the notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the notes, the interest rate on the notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the notes equals the interest rate on the notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Fitch, S&P or any Substitute Rating Agency subsequently increases its rating on the notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to the interest rate on the notes prior to any adjustments made pursuant to this section.
Any interest rate increase or decrease described in this “Interest Rate Adjustment of the Notes Based on Certain Rating Events” section will take effect from the first day of the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the notes.
The interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the notes become rated “BBB+” or higher by Fitch or S&P (or their equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.
If the interest rate on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.
Guarantee
nVent will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined in “Description of Debt Securities and Guarantees of Debt Securities — Payment of Additional Amounts” in the accompanying prospectus), if any, on the notes when and as the same shall become due and payable, whether at maturity, by acceleration, upon redemption or otherwise, and all other amounts owing under the Indenture. The nVent guarantee will be an unsecured and unsubordinated obligation of nVent and will rank equally in right of payment with all other unsecured and unsubordinated obligations of nVent. The nVent guarantee will provide that in the event of a default in payment of principal of, premium, if any, or interest on a note, the holder of the note may institute legal proceedings directly against nVent to enforce such guarantee without first proceeding against the Issuer.
Certain Covenants
Affirmative Covenants; Reports
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Certain Covenants — Affirmative Covenants” and “Description of Debt Securities and Guarantees of Debt Securities — Certain Covenants — Reports by nVent Finance” in the accompanying prospectus will be applicable to the notes.
Limitation on Mergers and Other Transactions
Each of the Issuer and nVent covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets in one transaction or a series of related transactions to any person, unless:
(1)
either the Issuer or nVent, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of the Issuer or nVent, as the case may be (if other than the Issuer or nVent, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the notes or the obligations under the nVent guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by the Issuer or nVent, as the case may be, by supplemental indenture reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such person, (B) shall be an organization treated as a “corporation” for United States federal tax purposes under the laws of the United States, any state thereof or the District of Columbia, Luxembourg, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the notes are first issued, or Switzerland, (C) shall agree to pay any

Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the notes or the guarantee (as applicable) imposed by any jurisdiction in which such successor entity is incorporated or otherwise a resident for tax purposes pursuant to the terms set forth and, subject to the exceptions described under, “Description of Debt Securities and Guarantees of Debt Securities — Additional Amounts” in the accompanying prospectus and (D) shall obtain either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the notes for new debt instruments for U.S. federal income tax purposes; and
(2)
no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

The Issuer shall deliver to the Trustee prior to or simultaneously with the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the Indenture.
Limitation on Liens
Neither the Issuer nor nVent will, and neither of them will permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness (as defined below) that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property (as defined below) or upon any shares of stock of or Indebtedness issued by any Restricted Subsidiary which directly or indirectly owns any Principal Property, whether owned on the Issue Date or thereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Issuer’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:
(1)
liens existing on the Issue Date;

(2)
liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(3)
liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Issuer, nVent or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer, nVent or any Restricted Subsidiary;

(4)
liens on any Principal Property existing at the time of acquisition thereof by the Issuer, nVent or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Issuer, nVent or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Issuer, nVent or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or the cost of constructing, repairing, replacing, or improving such Principal Property, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within 270 days after (A) such acquisition or (B) in the case of real property, the later of (y) the completion of such construction, repair, replacement or improvement of such property or (z) the date of commencement of the commercial operation of the property constructed, repaired, replaced or improved, as applicable; provided, however, that in the case of any such acquisition, construction, repair, replacement or improvement, the lien shall not apply to any Principal Property theretofore owned by the Issuer, nVent or a Restricted Subsidiary, other than the Principal Property so acquired, constructed, repaired, replaced or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;
(5)
liens securing Indebtedness owing by any Restricted Subsidiary to the Issuer, nVent or a subsidiary thereof or by the Issuer to nVent;

(6)
liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

(7)
pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which the Issuer, nVent or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Issuer, nVent or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Issuer, nVent or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(8)
liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate action, including liens arising out of judgments or awards against the Issuer, nVent or any Restricted Subsidiary with respect to which the Issuer, nVent or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer, nVent or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer, nVent or such Restricted Subsidiary is a party, provided that (x) in the case of liens arising out of judgments or awards, the enforcement of such liens is effectively stayed and (y) the aggregate amount secured by all such liens does not exceed, at the time of creation thereof, the greater of (i) $25,000,000 or (ii) 0.5% of Consolidated Total Assets (as defined below);

(9)
liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate action; landlord’s liens on property held under lease and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith; and any other liens or charges incidental to the conduct of the business of the Issuer, nVent or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of nVent, do not materially impair the use of such assets in the operation of the business of the Issuer, nVent or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(10)
liens to secure the Issuer’s, nVent’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(11)
liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the Issuer’s, nVent’s or any Restricted Subsidiary’s business;

(12)
liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the Issuer’s, nVent’s or any Restricted Subsidiary’s business;

(13)
liens not permitted by the foregoing clauses, inclusive, if at the time of, and upon giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Issuer, nVent and all Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing clauses, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first clause under “— Limitation on Sale and Lease-Back Transactions” below do not exceed an amount equal to 15% of Consolidated Net Tangible Assets (as defined below); and

(14)
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses inclusive; provided, however, that the principal amount of Indebtedness secured thereby (except to the extent otherwise excepted under the foregoing clauses) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor and products and proceeds thereof, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.

Notwithstanding the foregoing, any liens securing the notes granted pursuant to this covenant shall be automatically released and discharged upon the release by all holders of the Indebtedness secured by the lien giving rise to the lien securing the notes (including any deemed release upon payment in full of all obligations under such Indebtedness), or, with respect to any particular Principal Property, upon any sale, exchange or transfer to any Person not an affiliate of nVent or the Issuer of such Principal Property.
Limitation on Sale and Lease-Back Transactions
Neither the Issuer nor nVent will, and neither of them will permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than with the Issuer, nVent and/or one or more subsidiaries of nVent) unless:
(1)
the Issuer, nVent or such Restricted Subsidiary, at the time of entering into such Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to “—Limitations on Liens” above; or

(2)
the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by nVent’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the notes, or of Funded Indebtedness of nVent or a consolidated Subsidiary ranking on a parity with or senior to the notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by nVent or a consolidated Subsidiary ranking on a parity with or senior to the notes within such 180-day period, excluding retirements of the notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Events of Default
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Events of Default” in the accompanying prospectus, modified as set forth below, will be applicable to the notes. Each of the following is an “Event of Default” with respect to the notes:
(1)
default in the payment of any installment of interest upon any of the notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of all or any part of the principal of or premium, if any, on any of the notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(3)
default in the performance or breach by the Issuer or nVent of the covenant described under “—Certain Covenants — Limitation on Mergers and Other Transactions”;

(4)
failure by the Issuer for 60 days from receipt of written notice by the Trustee or the holders of at least 25% of the principal amount of the notes outstanding to comply with the provisions described under “— Change of Control”;

(5)
default in the performance, or breach, of any covenant or agreement of the Issuer or nVent in respect of the notes and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Issuer or nVent by the Trustee or to the Issuer or nVent and the Trustee by the holders of at least 25% in principal amount of the outstanding notes, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;

(6)
the nVent guarantee with respect to the notes shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or nVent not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee;

(7)
an event of default shall happen and be continuing with respect to any Indebtedness (other than Non-Recourse Indebtedness) of the Issuer, nVent or any Restricted Subsidiary under any indenture or other instrument evidencing or under which the Issuer, nVent or any Restricted Subsidiary shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with GAAP and as of the date of the most recently prepared consolidated balance sheet of the Issuer, nVent or any Restricted Subsidiary, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of outstanding notes; provided, however, that (1) if such event of default under such indenture or instrument shall be remedied or cured by the Issuer or nVent or waived by the requisite holders of such Indebtedness, then the event of default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders and (2) subject to certain duties, responsibilities and rights of the Trustee under the Indenture, the Trustee shall not be charged with actual knowledge of any such event of default unless written notice thereof shall have been given to a responsible officer of the Trustee by the Issuer or nVent, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of the outstanding notes;

(8)
a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or nVent in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Issuer or nVent or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(9)
the Issuer or nVent shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Issuer or nVent or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(10)
failure by the Issuer to redeem the notes pursuant to the provisions described under “— Special Mandatory Redemption.”

If an Event of Default shall have occurred and be continuing in respect of the notes, in each and every case (other than an Event of Default described in the eighth and ninth clauses above), unless the principal of all the notes shall have already become due and payable, either the Trustee at the written request of the holders or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, by notice in writing to the Issuer and nVent and to the Trustee if given by such holders, may declare the unpaid principal and accrued and unpaid interest of all the notes to be due and payable immediately. If an Event of Default described in the eighth or ninth clauses above shall have occurred in respect of the notes, the unpaid principal and accrued and unpaid interest of all the notes shall be due and payable immediately, without any declaration or other act on the part of the Trustee or the holders of the notes.
Modification and Waiver
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Modification of the Indenture” in the accompanying prospectus will be applicable to the notes. In addition, without the consent of the holder of each note so affected, no supplemental indenture may reduce any premium payable on the redemption of the notes or change the time at which the notes may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the notes pursuant to the provisions described under “— Special Mandatory Redemption.”
Governing Law
The Indenture and the notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Indenture and the notes is excluded.
Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance — Satisfaction and Discharge of Indenture” in the accompanying prospectus will be applicable to the notes.
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance — Defeasance and Discharge of Obligations” in the accompanying prospectus will be applicable to the notes.
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance — Covenant Defeasance” in the accompanying prospectus will be applicable to the notes. If the Issuer exercises its covenant defeasance right, the Issuer and nVent will no longer be subject to the covenants described under “— Limitation on Mergers and Other Transactions,” “— Limitation on Liens,” “— Limitation on Sale and Lease-Back Transactions” and “— Change of Control” and the covenants described in the accompanying prospectus under “Description of Debt Securities and Guarantees of Debt Securities — Reports by nVent Finance.” In addition, the Events of Default described in (3), (4), (5) (as it relates to the covenants described under “—

Certain Covenants” and “— Change of Control”), (6) and (7) of the first paragraph under “— Events of Default” will no longer apply to the notes.
Additional Notes
The Issuer may, without the consent of the then existing holders of the notes, “re-open” the notes and issue additional notes, which additional notes will have the same terms as the notes offered hereby except for the issue price, issue date and under some circumstances, the first interest payment date; provided that if such additional notes are not fungible with the existing notes for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP code from the existing notes. Additional notes issued in this manner will form a single series with the notes offered hereby.
Optional Redemption
Prior to the Par Call Date (defined below), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus         basis points less (b) interest accrued to the date of redemption, and

•
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:
“Par Call Date” means           , 20  (the date that is                 prior to the maturity date).
“Treasury Rate” means, with respect to the redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date, H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 but not more than 60 days before the redemption date to each holder of the notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC or another depositary, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
In addition, nVent, the Issuer and their respective affiliates may purchase notes from the holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Any notes purchased by nVent, the Issuer or any of their respective affiliates may, at the purchaser’s discretion, be held, resold or canceled.
Special Mandatory Redemption
The completion of this offering is not contingent on, and may be settled before, the consummation of the ECM Industries acquisition.
If (a) the consummation of the ECM Industries acquisition does not occur on or prior to September 28, 2023 (or such later date on or before November 27, 2023 as extended by the parties to the Merger Agreement pursuant to the terms and conditions set forth therein, the “outside date”), (b) the Issuer notifies the Trustee and the holders of the notes that in its reasonable judgment the ECM Industries acquisition will not be consummated on or prior to the outside date or (c) the Merger Agreement has been terminated without the consummation of the ECM Industries acquisition (each of (a), (b) and (c), a “Special Mandatory Redemption Trigger”), the Issuer will be required to redeem all of the notes then outstanding on the date of the special mandatory redemption (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the notes then outstanding, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that the Issuer becomes obligated to redeem the notes pursuant to the Special Mandatory Redemption, the Issuer will promptly, and in any event not more than two Business Days after the date on which a Special Mandatory Redemption Trigger occurred, deliver notice to the Trustee and the holders of the notes of the Special Mandatory Redemption and the date upon which the notes will be redeemed (the “Special Mandatory Redemption Date”, which date shall be on or about the tenth Business Day following the date of such notice (or such other minimum period as may be required by DTC)) together with a notice of a Special Mandatory Redemption for the Trustee to deliver to each registered holder of notes to be redeemed. At the Issuer’s written request, given at least one Business Day before such notice is to be sent, the Trustee will then promptly mail or electronically deliver (or otherwise transmit in accordance with the depositary’s procedures), such notice of Special Mandatory Redemption to each registered holder of the notes to be redeemed. Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.
Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the Indenture.
There is no escrow account for or security interest in the proceeds of this offering for the benefit of holders of the notes in the event of a Special Mandatory Redemption Trigger.
Payment of Additional Amounts and Redemption Upon Changes in Withholding Taxes
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Payment of Additional Amounts” and “— Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus will be applicable to the notes.
Notice of Redemption
Notice of any redemption will be sent at least 15 days but not more than 90 days before the redemption date to the Trustee and each holder of the notes to be redeemed at its address shown in the debt security register for the notes (or, as to notes represented by a global debt security, electronically in accordance with the depository’s procedures); provided that redemption notices may be provided more than 90 days prior to the redemption date if the notice is issued in connection with the defeasance of the notes or the satisfaction and discharge of the Indenture described under “Description of Debt Securities and Guarantees of Debt Securities — Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance” in the accompanying prospectus. If the Issuer elects to redeem a portion but not all of the notes, the Trustee will select the notes to be redeemed in accordance with a method determined by the Issuer, in such manner as complies with applicable legal requirements, the rules and procedures of the relevant clearing system, if applicable, and stock exchange requirements, if any. Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Issuer or another entity). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the Issuer may, in its discretion, delay the redemption date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.
Interest on the notes or portions of notes will cease to accrue on and after the date fixed for redemption, unless the Issuer defaults in the payment of such redemption price and accrued interest with respect to any such note or portion thereof.
If any date of redemption of any note is not a Business Day, then payment of principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Change of Control
If a Change of Control Triggering Event (as defined below) with respect to the notes occurs, unless the Issuer has exercised its option to redeem the notes, it shall be required to make an offer (a “Change of Control Offer”) to each holder of the notes to repurchase, at the holder’s election, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the Indenture. In a Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of notes to be repurchased, plus accrued and unpaid interest, if any, on the notes to be repurchased to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the notes or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to the Trustee and the holders of the notes describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date shall, except as described in the immediately following sentence, be no earlier than 30 and no later than 60 days from the date such notice is sent (or, in the case of a notice prior to the consummation of the Change of Control Triggering Event, no earlier than 30 nor later than 60 days from the Change of Control Triggering Event) other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
If the Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.
Any exercise by a holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.
The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
Notwithstanding the foregoing, the Issuer and nVent will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, neither the Issuer nor nVent will be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of its compliance with such securities laws or regulations.
For purposes of the Change of Control Offer provisions of the notes, the following terms are applicable:
“Change of Control” means the occurrence on or after the Issue Date of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or more series of related transactions, of all or substantially all of the assets of nVent and its subsidiaries, taken as a whole, to any person, other than nVent and/ or a direct or indirect wholly-owned subsidiary of nVent; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of nVent’s outstanding Voting Stock or other Voting Stock into which nVent’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) nVent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, nVent, in any such event pursuant to a transaction in which any of nVent’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of nVent’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the approval by the holders of nVent’s Voting Stock of a plan for nVent’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (4) above if (i) nVent becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to nVent under the Indenture pursuant to a transaction that is permitted under the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are the same or substantially the same (and hold in the same or substantially the same proportions) as the holders of nVent’s Voting Stock immediately prior to that transaction. The term “person”, as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event; provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at nVent Finance’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the purported Change of Control Triggering Event). Unless both Rating Agencies are providing a rating for the notes at the commencement of any period referred to in the definition of “Rating Event” below, a Rating Event will be deemed to have occurred during such period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Fitch” means Fitch Inc., and its successors.
“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuer.
“Rating Agencies” means (1) each of Fitch and S&P; and (2) if any of Fitch or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s Board of Managers) as a replacement agency for Fitch or S&P, or both of them, as the case may be.
“Rating Event” means the rating on the notes is lowered by both of the Rating Agencies and the notes are rated below an Investment Grade Rating by both of the Rating Agencies on any day during the period (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of nVent’s first public notice of the occurrence of a Change of Control or nVent’s intention to effect a Change of Control and ending 60 days following consummation or abandonment of such Change of Control.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of nVent and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Issuer offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of nVent’s and its subsidiaries assets taken as a whole to another “person” (as such term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
Definitions
As used in the Indenture and this prospectus supplement, the following defined terms shall have the following meanings with respect to the notes:
“Attributable Debt” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of the present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Issuer, nVent or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
“Consolidated Net Tangible Assets” at any date means Consolidated Net Worth less all Intangible Assets (as defined below) appearing on the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent and its subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.
“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent and its subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.
“Consolidated Total Assets” at any date means the total assets appearing on the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent and its subsidiaries, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.
“ECM Industries acquisition” means the acquisition of all of the outstanding units of ECM Investors, LLC (other than those owned by Sentinel ECM Blocker, Inc.) and all of the outstanding common stock of Sentinel ECM Blocker, Inc. by indirect subsidiaries of nVent pursuant to the Merger Agreement.
“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.
“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent, prepared in accordance with GAAP as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with GAAP), (iv) all obligations as lessee to the extent capitalized in accordance with GAAP in effect on December 14, 2018 (without giving effect to any change to, or modification of, or the phase-in of the effectiveness of any amendments to, GAAP that would require the capitalization of leases characterized as “operating leases” as of such date) and (v) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Issuer, the Guarantor or any of their respective subsidiaries or for which the Issuer, the Guarantor or any of their respective subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others); provided, that, it is understood that the amount of any Indebtedness of any Person under this clause (v) shall be deemed to be the lower of (a) the amount of Indebtedness in respect of which such guarantee or other similar obligation exists and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such guarantee or other similar obligation; provided, further, that, notwithstanding the foregoing, Indebtedness shall exclude: (x) defeased, discharged and/or redeemed indebtedness so long as (1) neither nVent nor any subsidiary thereof has any liability (contingent or otherwise) with respect to such indebtedness and (2) the cash, securities and/or other assets used to defease, discharge and/or redeem such indebtedness are not, directly or indirectly, an asset of nVent or any subsidiary thereof and (y) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness.
“Intangible Assets” means the amount, if any, stated under the heading “Goodwill” and “Other Intangibles” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of nVent and its subsidiaries as of the end of a fiscal quarter of nVent, prepared in accordance with GAAP as in effect on the date of the consolidated balance sheet.
“Issue Date” means the date on which the notes are originally issued.
“lien” means a mortgage, pledge, security interest, lien or similar encumbrance.
“Merger Agreement” means the Merger Agreement, dated April 1, 2023, among ECM Investors, LLC, Sentinel ECM Blocker, Inc., Lionel Acquisition Co., Everest Blocker Holding, Inc., Everest Acquisition Merger Sub, LLC, Everest Blocker Merger Sub, Inc., Sentinel Capital Partners, L.L.C. as the Representative (as defined in the Merger Agreement), and, for the limited purposes set forth therein, nVent, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.
“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of nVent or the Issuer or any subsidiary of nVent or the Issuer and not to nVent or the Issuer or any subsidiary of nVent or the Issuer personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).
“Principal Property” means any manufacturing, processing or assembly plant, warehouse or distribution facility, office building or parcel of real property of nVent, the Issuer or any of their subsidiaries (but excluding leases and other contract rights that might otherwise be deemed real property) that is located in the United States of America, Canada or the Commonwealth of Puerto Rico and (A) is owned by nVent, the Issuer or any of their respective subsidiaries on the Issue Date, (B) the initial construction of which has been completed after the Issue Date or (C) is acquired after the Issue Date, in each case, other than any such plants, facilities, warehouses, office buildings, parcels or portions thereof, that (i) in the opinion of the Board of Directors of nVent, are not collectively of material importance to the total business conducted by nVent and its subsidiaries as an entirety, or (ii) has a net book value (excluding any capitalized interest expense), on the Issue Date in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 1.0% of Consolidated Net Tangible Assets on the consolidated balance sheet of nVent, as of the applicable date.
“Restricted Subsidiary” means any subsidiary of the Issuer or nVent that owns or leases a Principal Property.
“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by the Issuer, nVent or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been owned and in full operation for more than 180 days and has been or is to be sold or transferred by the Issuer, nVent or a Restricted Subsidiary to such Person other than nVent, the Issuer or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.
All accounting terms not otherwise defined in the Indenture will have the meanings assigned to them in accordance with GAAP as in effect from time to time; provided, however, that, notwithstanding any change in GAAP with respect thereto after December 14, 2018 and notwithstanding anything to the contrary herein, leases will continue to be classified and accounted for on a basis consistent with GAAP as in effect on such date for all purposes of the Indenture and the notes (without giving effect to the phase-in of the effectiveness of any amendments to GAAP that have been adopted as of such date), other than for purposes of provisions relating to the preparation or delivery of financial statements.
Book-Entry, Delivery and Form
The provisions described in “Description of Debt Securities and Guarantees of Debt Securities — Book Entry, Delivery and Form” and “— Global Clearance and Settlement Procedures” in the accompanying prospectus will be applicable to the notes.

CERTAIN LUXEMBOURG, IRELAND AND UNITED STATES FEDERAL
INCOME TAX CONSIDERATIONS
Luxembourg
The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.
Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune), minimum net wealth tax (impôt sur la fortune minimum) as well as other duties, levies or taxes. Corporate income tax, net wealth tax, minimum net wealth tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.
Withholding Tax
Luxembourg Resident Holders
Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended, mentioned in the paragraph below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by Luxembourg residents.
Under the law of 23 December 2005, as amended, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payments of interest on the notes, to the extent within the scope of the law of 23 December 2005, as amended, would be subject to withholding tax of 20%.
Non-resident Holders
Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-residents.
Taxation of Corporate Holders
Luxembourg Resident Corporate Holders
A corporate holder of the notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment, a fixed place of business or a permanent representative in Luxembourg to which/whom the notes are attributable, is subject to Luxembourg corporation taxes in respect of the interest paid or accrued on the notes.

Gains realized by a corporate holder of the notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment, a fixed place of business or a permanent representative in Luxembourg to which/whom the notes are attributable, on the sale or disposal of the notes, are subject to Luxembourg corporation taxes.
A Luxembourg holder of the notes that is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investments, as amended, or by the law of 13 February 2007 on specialized investment funds, as amended, or by the law of 23 July 2016 on reserved alternative investment funds (opting for the treatment as specialized investment fund for Luxembourg tax purposes), as amended, will not be subject to any Luxembourg income tax in respect of interest received or accrued on the notes, or on gains realized on the sale or disposal of the notes.
Non-resident Corporate Holders
Gains or any type of income realized by a non-resident corporate holder of the notes, who does not have a permanent establishment, a fixed place of business or a permanent representative in Luxembourg to which/whom the notes are attributable, on the sale or disposal of notes, in any form, are not subject to Luxembourg income tax.
Taxation of Individual Holders
Luxembourg Resident Individuals
An individual holder of the notes, who acts in the course of the management of his/her private wealth and who is a resident of Luxembourg for tax purposes, is subject to income tax in respect of interest paid on the notes, except if (i) withholding tax has been levied on such payments in accordance with the law of 23 December 2005, as amended, or (ii) the individual holder of the notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the law of 23 December 2005, as amended, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU member state (other than Luxembourg), or in a member state of the European Economic Area (other than a EU member state).
Under Luxembourg tax laws, a gain realized by an individual holder of the notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, on the sale or disposal of the notes, is not subject to Luxembourg income tax, provided this sale or disposal took place after six months of the acquisition of the notes. An individual holder of notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, has further to include the portion of the gain corresponding to accrued but unpaid income in respect of the notes in his or her taxable income, except if tax is levied on such interest in accordance with the law of 23 December 2005, as amended.
An individual holder of the notes acting in the course of the management of a professional or business undertaking must include income (e.g. interest or capital gains) in its taxable basis. If applicable, the tax levied in accordance with the law of 23 December 2005, as amended should apply to interest payments / accrued interest and will be credited against his/her final tax liability.
Non-resident Individuals
Gains or any type of income realized by a non-resident holder of the notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, are not subject to Luxembourg income tax on the sale or disposal, in any form, of the notes.
Wealth Tax
Under present Luxembourg tax laws, a Luxembourg corporate resident holder of the notes or a non-resident corporate holder of notes who has a permanent establishment, a fixed place of business or a permanent representative in Luxembourg to which/whom these notes are attributable, has to take into account the notes for purposes of the Luxembourg wealth tax, except if the holder is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investments, as amended, or by the law of 13 February 2007 on specialized investment funds, as amended, or by the law of 23 July 2016 on reserved alternative investment funds, as amended, or is a company governed by the law of 15 June 2004 on venture capital vehicles, as amended, or a securitization company governed by the law of 22 March 2004 on securitization, as amended, or a professional pension institution governed by the law dated 13 July 2005, on institutions for occupational retirement provision in the form of pension savings companies with variable capital and pension savings associations, as amended. An individual holder of the notes, whether a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such notes.
However, a reserved alternative investment fund governed by the law of 23 July 2016, as amended, and which falls under the special tax regime set out under article 48 thereof, a company governed by the law of 15 June 2004 on venture capital vehicles, as amended, a securitization company governed by the law of 22 March 2004 on securitization, as amended, a professional pension institution governed by the law dated 13 July 2005, on institutions for occupational retirement provision in the form of pension savings companies with variable capital and pension savings associations, as amended, remain subject to minimum net wealth tax (“MNWT”).
As from 1 January 2016, a MNWT is levied on companies having their statutory seat or central administration in Luxembourg. For entities for which the sum of fixed financial assets, transferable securities and cash at bank exceeds 90% of their total balance sheet and EUR 350,000, the MNWT is set at EUR 4,815. For all other companies having their statutory seat in Luxembourg, which do not fall within the scope of the EUR 4,815 MNWT, the MNWT ranges from EUR 535 to EUR 32,100, depending on the company’s total balance sheet.
Inheritance and Gift Taxes
Under present Luxembourg tax laws, where a holder of the notes is a resident for tax purposes of Luxembourg at the time of his or her death, the notes are included in his or her taxable estate for inheritance tax purposes. Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed or registered in Luxembourg.
No Stamp Duty
In principle, neither the issuance nor the transfer, repurchase or redemption of notes will give rise to any Luxembourg registration tax or similar taxes.
However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case where the notes are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the notes on a voluntary basis.
Ireland
The following is a summary based on the laws and practices currently in force in Ireland of certain matters regarding the tax position of investors who are the absolute beneficial owners of their notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.
Withholding Tax
Tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An issuer of notes will not be obliged to withhold tax from payments of interest and premium (if any) on the notes so long as such payments do not constitute Irish source income. Interest and any premium paid on the notes may be treated as having an Irish source if:

•
the issuer is resident in Ireland for tax purposes;

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the issuer has a branch or permanent establishment in Ireland, the assets or income of which are used to fund the payment on the notes; or

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the issuer is not resident in Ireland for tax purposes but the register for the notes is maintained in Ireland or (if the notes are in bearer form) the notes are physically held in Ireland.

nVent Finance, the issuer of notes, confirms that it is not and will not be resident in Ireland for tax purposes and that it will not maintain a register of any registered notes in Ireland. If nVent were to make payments under the guarantee, it is possible that such payments could be treated as having an Irish source, in which case tax at the standard rate of income tax (currently 20%) could be required to be withheld from such payments. We expect that, if such withholding were required, Additional Amounts would be due on such payments, as described in “Description of Debt Securities and Guarantees of Debt Securities — Payment of Additional Amounts” in the accompanying prospectus.
Taxation of Receipts
Notwithstanding that a noteholder may receive payments of interest or premium (if any) on the notes or guarantee payments under the notes free of Irish withholding tax, the noteholder may still be liable to pay Irish income or corporation tax on such interest, premium or guarantee payment if (i) such interest, premium or guarantee payment has an Irish source, (ii) the noteholder is resident or (in the case of a person other than a body corporate) ordinarily resident in Ireland for tax purposes or (iii) the notes are attributed to a branch or agency in Ireland. Noteholders who are individuals may also be liable to pay social insurance (PRSI) contributions and the universal social charge. Ireland operates a self-assessment system in respect of income and corporation tax, and each person must assess its own liability to Irish tax. Relief from Irish income tax may be available under the specific provisions of a double taxation agreement between Ireland and the country of residence of the recipient.
Encashment Tax
Irish tax will be required to be withheld at a rate of 25% from interest or premium paid on notes issued by a company not resident in Ireland, where such interest or premium is collected or realized by a bank or encashment agent in Ireland on behalf of any noteholder.
There is an exemption from encashment tax where the beneficial owner of the interest is (i) not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank or (ii) a company which is within the charge to Irish corporation tax in respect of the interest.
Stamp Duty
As the issuer is not registered in Ireland, stamp duty will not arise on a document effecting a transfer of the notes so long as (i) the notes do not derive their value or the greater part of their value directly or indirectly from any non-residential immovable property situated in Ireland and (ii) the instrument of transfer of the notes does not relate to:
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any immoveable property in Ireland or any right over or interest in such property; or

•
stocks or marketable securities of a company registered in Ireland.

United States
The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes by a U.S. holder or a non-U.S. holder (each as defined below) that acquires the notes upon original issuance at their initial offering price and holds the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based upon provisions of the Code, U.S. Treasury Regulations issued thereunder, U.S. Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. Prospective investors should be aware that no ruling will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.
This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to holders subject to special tax rules, such as financial institutions, banks, thrifts, insurance companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting, certain U.S. expatriates, tax-exempt organizations (including private foundations), governmental organizations, qualified retirement plans, regulated investment companies, real estate investment trusts, persons that will hold the notes as a part of a straddle, hedge, wash sale, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners in such partnerships, subchapter S corporations or other pass-through entities, persons subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. holders that hold their notes through non-U.S. brokers or other non-U.S. intermediaries, and U.S. holders whose functional currency is not the U.S. dollar. In addition, this summary does not address U.S. federal estate or gift tax laws, U.S. federal alternative minimum tax consequences or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. For purposes of this summary, a “U.S. holder” is a beneficial owner of the notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
For purposes of this summary, a “non-U.S. holder” is a beneficial owner of notes (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity”) that is not a U.S. holder. If an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.
U.S. Holders
Certain Contingent Payments
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes (see “Description of Notes — Change of Control”, “Description of Notes — Interest Rate Adjustment of the Notes Based on Certain Rating Events” and “Description of Notes — Special Mandatory Redemption”). The obligation to make such payments may implicate the provisions of U.S. Treasury Regulations relating to “contingent payment debt instruments.” Under applicable U.S. Treasury Regulations, the possibility that such an amount will be paid will not affect the amount, timing or character of income recognized by a holder with respect to the notes if, as of the date the notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. We intend to take the position that the contingencies associated with the notes should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a U.S. holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
Interest
It is anticipated, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any (as determined under the Code). Payments of stated interest on the notes (including any non-U.S. tax withheld on such payments and any Additional Amounts paid with respect thereto) will be included in a U.S. holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. As a result of the inclusion of any amounts attributable to withheld non-U.S. taxes and Additional Amounts, the amount included in a U.S. holder’s gross income for U.S. federal income tax purposes with respect to a payment of interest may be greater than the amount of cash actually received (or receivable) by such U.S. holder.
Income earned by a U.S. holder with respect to the notes will generally constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. In this regard, interest income in respect of the notes will constitute “passive category income” for most U.S. holders.
Any non-U.S. income taxes withheld from interest payments on a note will generally be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder’s particular circumstances. Alternatively, the U.S. holder may deduct such non-U.S. income taxes in computing U.S. taxable income, provided that the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year. The rules governing foreign tax credits and the deduction of foreign income taxes are complex and, therefore, U.S. holders are encouraged to consult their tax advisors regarding the availability of foreign tax credits or deductions in their particular circumstances.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes
Upon a sale, exchange, retirement, redemption or other taxable disposition of notes, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the disposition (other than any amount attributable to accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such notes. A U.S. holder’s adjusted tax basis in a note will generally equal the U.S. dollar cost of the note to such holder.
Any such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the notes exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.
If any non-U.S. income tax is withheld on the sale or other taxable disposition of a note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Prospective investors should consult their own tax advisors as to the foreign tax credit implications of the sale, retirement, redemption or other taxable disposition of the notes.
Additional Tax on Net Investment Income
Certain U.S. holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. holder’s net investment income will generally include any income or gain recognized by such holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.
Foreign Financial Asset Reporting
U.S. holders who are individuals (and certain entities) that own “specified foreign financial assets” with an aggregate value in excess of certain reporting thresholds are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. The notes are generally expected to constitute specified foreign financial assets subject to these reporting requirements (unless the notes are held in an account at a U.S. financial institution). U.S. holders are encouraged to consult their own tax advisor as to the possible application of this information reporting requirement.
Backup Withholding and Information Reporting
Information reporting requirements will generally apply to payments of interest on the notes within the United States and to the proceeds from a sale, exchange, retirement, redemption or other taxable disposition of notes effected at a U.S. office of a broker unless a U.S. holder is an exempt recipient and appropriately establishes that exemption. In addition, backup withholding will apply to any such payments or proceeds if a U.S. holder fails to provide a correct taxpayer identification number or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income, or if the U.S. holder otherwise fails to comply with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely provided to the IRS.
Non-U.S. Holders
Payments on the notes to a non-U.S. holder and gain realized by a non-U.S. holder on its disposition of the notes will not generally be subject to U.S. federal income or withholding tax, unless (1) any such payment or gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder) or (2) in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met.
Backup Withholding and Information Reporting
In general, payments of principal and interest on the notes, and payments of the proceeds of a sale, exchange, retirement, redemption or other taxable disposition of notes, paid within the United States or through certain U.S.-related financial intermediaries to a non-U.S. holder, may be subject to information reporting and backup withholding unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely provided to the IRS.
Foreign Account Tax Compliance Act
Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”) and related intergovernmental agreements, from no earlier than the date that is two years after the date on which applicable Treasury Regulations defining “foreign passthru payments” are filed, the Issuer may be required to withhold U.S. tax on certain payments on the notes to the extent such payments are considered to be “foreign passthru payments.” Obligations issued on or prior to the date that is six months after the date on which applicable final Treasury Regulations defining “foreign passthru payments” are filed generally would be “grandfathered” unless such obligations are materially modified after such date. As of the date of this prospectus supplement, applicable final Treasury Regulations defining “foreign passthru payments” have not yet been filed. Thus, payments on the notes would be considered “foreign passthru payments” subject to FACTA withholding only if there is a significant modification of the notes for U.S. federal income tax purposes after the expiration of this grandfathering period. In the event any withholding under FATCA is imposed with respect to any payments on the notes, there generally will be no Additional Amounts payable to compensate for the withheld amount.
Certain non-U.S. governments have entered into, and others are expected to enter into, intergovernmental agreements with the United States to implement FATCA in a manner that may alter the rules described herein. Holders are encouraged to consult their own tax advisors on how these rules may apply to their investment in the notes.
The above discussion is intended only as a general summary of certain aspects of U.S. federal income tax law and does not constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of the notes. Prospective investors are encouraged to consult their own independent tax advisors concerning the U.S. federal, state, local and non-U.S. income and other tax consequences to them based upon their particular circumstances.

UNDERWRITING
We and the underwriters for the offering named below, for whom, J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally, and not jointly, agreed to purchase the principal amount of the notes indicated in the following table.
Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$
BofA Securities, Inc.
Citigroup Global Markets Inc.
Total	$
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are committed to take and pay for all of the notes being offered, if any such notes are taken.
Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to      % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to      % of the principal amount of the notes. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
The notes are a new issue of securities with no established trading market and we do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

It is expected that delivery of the notes will be made against payment therefor on or about              , 2023, which is the seventh business day following the date hereof (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is the second business day before delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the date that is the second business day before delivery of the notes should consult their own advisors.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:
Paid by us
Per note	%
We estimate that the total expenses for this offering will be $1.4 million, excluding the underwriting discount.
We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
Other Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other financial and non-financial services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive, or may in the future receive, customary fees and commissions. The underwriters for this offering and/or their affiliates are expected to be lenders and/or agents under the proposed term loan financing. Also, certain of the underwriters and/or their affiliates are lenders and/or agents under our existing term loan facility and revolving credit facility. In addition, the underwriters and/or their affiliates have agreed to provide us with the bridge facility that we may draw upon in the event that this offering is not consummated. The amount of the commitments under the bridge facility will be reduced on a dollar-for-dollar basis by the principal amount of the notes offered hereby.
Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes,
(A)
a “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), and
(B) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of

Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). For the purpose of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes”. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at qualified investors within the meaning of Article 2(1)(e) of the UK Prospectus Regulation who are: (i) persons who are outside the UK, (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (iii) high net worth entities falling within Article 49(2)(a) to (e) of the Order; and/or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Ireland
No action may be taken with respect to the notes in or involving Ireland otherwise than in conformity with the provisions of (a) European Union (Markets in Financial Instruments) Regulation, 2017 (as amended, the “MiFiD II Regulations”), including Regulation 5 (Requirement for Authorisation (and certain provisions concerning MTFs and OTFs)) thereof or any codes of conduct made under the MiFiD II Regulations and the provisions of the Investor Compensation Act 1998 (as amended), (b) the Companies Act 2014 (as amended), the Central Bank Acts 1942 to 2023 of Ireland (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland (c) the EU Prospectus Regulation, the European Union (Prospectus) Regulations 2019 and any rules or guidance issued under Section 1363 of the Companies Act, by the Central Bank of Ireland, and (d) the Market Abuse Regulation (EU 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) of Ireland and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Companies Act.
Switzerland
The notes may not be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art.

27 ff. of the SIX Listing Rules or the listing rules of the SIX or any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, FIS or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of notes has not been, and will not be, authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Hong Kong
The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 as amended, the “FIEA”), and, accordingly will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan ( meaning any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (as modified and/or amended from time to time, the “SFA”). Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes have not been and will not be issued, circulated or distributed, nor have the notes been or will the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to

Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(c)(ii) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law;

•
as specified in Section 276(7) of the SFA; or

•
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

SFA Product Classification — In connection with Section 309B(1)(a) and Section 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
South Korea
The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the notes may not be re-sold to South Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a) the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;
(b) the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;
(c) the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);
(d) the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e) such action does not require any document to be lodged with ASIC or the ASX.

VALIDITY OF THE SECURITIES
The validity of the notes of nVent Finance and the guarantees of nVent will be passed upon by Foley & Lardner LLP, counsel to nVent Finance and nVent. Certain matters under the laws of Ireland related to the guarantee of nVent will be passed upon by Arthur Cox LLP, Dublin, Ireland, Irish counsel to nVent. Certain matters under the laws of Luxembourg related to the notes of nVent Finance will be passed upon by Allen & Overy Luxembourg, société en commandite simple, Luxembourg counsel to nVent Finance. The validity of the notes and the guarantees will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS
The financial statements of nVent Electric plc as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement, and the effectiveness of nVent Electric plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
NVENT ELECTRIC PLC
NVENT FINANCE S.À R.L.
Debt Securities
Ordinary Shares
Preferred Shares
Depositary Shares
Purchase Contracts
Warrants
Units
Guarantees of Debt Securities

We may offer from time to time:
•
senior debt securities of nVent Finance S.à r.l.;

•
ordinary shares of nVent Electric plc;

•
preferred shares of nVent Electric plc;

•
depositary shares;

•
contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

•
warrants for debt or equity securities of nVent Finance S.à r.l., nVent Electric plc or of third parties;

•
units consisting of one or more debt securities or other securities; and

•
guarantees by nVent Electric plc of debt securities.

We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.
The ordinary shares of nVent Electric plc are listed on the New York Stock Exchange under the ticker symbol “NVT”.

Investing in our securities involves risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and any applicable prospectus supplement.
None of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.
This prospectus does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 (as amended) of Ireland, the EU Prospectus Regulation or the Luxembourg law dated 16 July 2019 on prospectuses for securities (Loi relative aux prospectus pour valeurs mobilières). No offer of securities of nVent Electric plc or nVent Finance S.à r.l. to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 (as amended) of Ireland) in general, or in particular pursuant to the EU Prospectus Regulation. This document has not been reviewed or approved by any competent authority for the purposes of the EU Prospectus Regulation. For these purposes, the EU Prospectus Regulation means Regulation 2017/1129/EU of the European Parliament and of the Council of 14 June 2017.
This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. Neither nVent Electric plc nor nVent Finance S.à r.l. is an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated October 29, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.
We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s Web site mentioned under the heading “Where You Can Find More Information.”
Unless we have indicated otherwise, references in this prospectus to “nVent” are only to nVent Electric plc, an Irish public limited company, references to “we,” “us” and “our” or similar terms are to nVent and its consolidated subsidiaries, references to “nVent Finance” are to nVent Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée).

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, statements regarding our future financial position, business strategy, targets and plans and objectives of management for future operations, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, including, among others, those we identify under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this prospectus, any prospectus supplement or other offering material or any document incorporated by reference. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
RISK FACTORS
Investing in our securities involves risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference into this prospectus or any prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Form 10-K and “Part II — Item 1A. Risk Factors” of any subsequently filed Quarterly Report on Form 10-Q, each as updated by the additional risks and uncertainties set forth in other filings we make with the SEC. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. Our reports, proxy and information statements, and other SEC filings are available at the SEC’s web site at http://www.sec.gov.
nVent and nVent Finance are “incorporating by reference” specified documents that we file with the SEC, which means:
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incorporated documents are considered part of this prospectus;

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nVent and nVent Finance are disclosing important information to you by referring you to those documents; and

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information we file with the SEC will automatically update and supersede information contained in this prospectus.

nVent and nVent Finance incorporate by reference the documents listed below and any future filings nVent or nVent Finance make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:
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nVent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021;

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nVent’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021;

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nVent’s Current Reports on Form 8-K dated February 23, 2021 (as amended by the Current Report on Form 8-K dated February 22, 2021), May 14, 2021, and September 24, 2021; and

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the description of nVent’s ordinary shares contained in Exhibit 4.7 to nVent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:
nVent Management Company
1665 Utica Avenue, Suite 700
St. Louis Park, Minnesota 55416
Attention: Corporate Secretary
(763) 204-7700
You can also find these filings on our website at www.nvent.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

ABOUT THE ISSUERS
nVent Electric plc
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world’s most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical fastening solutions and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation.
Our broad range of products and solutions connect and protect our customers’ mission-critical equipment from hazardous conditions, improving their utilization, lowering costs and minimizing downtime. The cost of our products typically represents a small proportion of the total cost of our customers’ end systems. We also are a small cost relative to the potential cost of failure that our products help avoid. We have a portfolio of premier, industry-leading brands, including nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER, some of which have a history spanning over 100 years, that cover a wide range of verticals, including Industrial, Commercial & Residential, Energy and Infrastructure.
nVent is an Irish public limited company and its principal executive offices are located at The Mille, 1000 Great West Road, 8th Floor (East) London, TW8 9DW, United Kingdom, and its telephone number at that address is 44-20-3966-0279.
nVent Finance S.à r.l.
nVent Finance is a Luxembourg private limited liability company (société à responsabilité limitée) and a wholly-owned subsidiary of nVent. Its registered and principal office is located at 26, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, it is registered with the Luxembourg Trade and Companies Register under number B219846, and its telephone number at that address is 352-691-464-015.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase, redemption or retirement of ordinary shares, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
nVent Finance S.à r.l., or nVent Finance, is the issuer of the applicable series of debt securities and references to nVent Finance in this description do not, unless the context otherwise indicates, include any of its subsidiaries. References to nVent in this description refer to nVent Electric plc, not including its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we offer will be senior unsubordinated debt securities. nVent Finance will issue senior debt securities under the indenture, dated as March 26, 2018, among nVent Finance, nVent, and U.S. Bank National Association, as trustee. We refer to this indenture as the indenture, and to the trustee under the indenture as the trustee. In addition, the indenture may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indenture. You should read the indenture, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The senior debt securities will be unsubordinated obligations of nVent Finance. They will rank equally with each other and all of nVent Finance’s other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.
Debt securities issued by nVent Finance will be fully and unconditionally guaranteed by nVent, unless otherwise specified in an applicable prospectus supplement. The debt securities will not be guaranteed by, and therefore will not constitute obligations of, nVent Finance’s or nVent’s subsidiaries other than nVent Finance. Creditors of nVent Finance’s subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of a subsidiary are likely to be paid in full before any distribution is made to nVent Finance and holders of its debt securities, except to the extent that nVent Finance is itself recognized as a creditor of that subsidiary, in which case nVent Finance’s claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by nVent Finance.
The indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

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any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

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the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of nVent Finance;

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the obligation, if any, of nVent Finance to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

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if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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the terms of any repurchase or remarketing rights;

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if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

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whether the debt securities of the series will be convertible into or exchangeable for other debt securities, common or ordinary shares or other securities of any kind of nVent Finance or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at nVent Finance’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

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any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

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any provisions granting special rights to holders when a specified event occurs;

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if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

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with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

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whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

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whether the securities of the series shall be issued with guarantees and, if so, the identity of the guarantor (including whether nVent shall be a guarantor under the series) and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to securities of the series and any corresponding changes to the provisions of the applicable indenture; and

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any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indenture that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indenture and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indenture and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Guarantees
Unless otherwise specified in an applicable prospectus supplement, nVent will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined below in “Payment of Additional Amounts”), if any, on any debt securities issued by

nVent Finance, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. The guarantee provides that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against nVent to enforce the guarantee without first proceeding against nVent Finance.
Redemption at nVent Finance’s Option
If specified in the applicable prospectus supplement, nVent Finance may redeem the debt securities of any series, as a whole or in part, at nVent Finance’s option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If nVent Finance redeems the debt securities of any series, nVent Finance also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Redemption Upon Changes in Withholding Taxes
nVent Finance may redeem all, but not less than all, of the debt securities of any series under the following conditions:
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there is an amendment to, or change in, the laws or regulations of Luxembourg, any jurisdiction from or through which payment on any debt security is made by or on behalf of nVent Finance or nVent or any other jurisdiction in which nVent Finance or nVent is organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to nVent Finance or nVent;

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as a result of such amendment or change, nVent Finance or nVent becomes, or will become, obligated to pay Additional Amounts on the next payment date with respect to the debt securities of such series;

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the obligation to pay Additional Amounts cannot be avoided through nVent Finance’s or nVent’s commercially reasonable measures;

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nVent Finance delivers to the trustee:

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a certificate of nVent Finance and nVent, stating that the obligation to pay Additional Amounts cannot be avoided by nVent Finance or nVent, as the case may be, taking commercially reasonable measures available to it; and

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a written opinion of independent legal counsel to nVent Finance or nVent, as the case may be, of recognized standing to the effect that nVent Finance or nVent, as the case may be, has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that nVent Finance or nVent, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

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following the delivery of the certificate and opinion described in the previous bullet point, nVent Finance provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which nVent Finance or nVent would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, nVent Finance may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the redemption date.
The foregoing provisions shall apply to any successor to nVent Finance or nVent, after such successor to nVent Finance or nVent becomes a party to the indenture, with respect to a change or amendment occurring after the time such successor to nVent Finance or nVent becomes a party to the indenture.

Notice of Redemption
Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to the trustee and each holder of debt securities of a series to be redeemed at its address shown in the debt security register for the debt securities; provided, however, notice may be provided more than 90 days prior if the notice is issued in connection with the satisfaction and discharge or defeasance of the debt securities. If nVent Finance elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by nVent Finance, in such manner as complies with applicable legal requirements, the rules and procedures of The Depository Trust Company, if applicable, and stock exchange requirements, if any.
Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless nVent Finance defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.
If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Payment of Additional Amounts
Neither nVent Finance nor nVent will deduct or withhold from payments made by nVent Finance or nVent under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that nVent Finance or nVent is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, nVent Finance or nVent, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.
Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:
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any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

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is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

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has or had any present or former connection (other than any connection arising solely from the mere fact of ownership of such securities or the receipt of any payment or the exercise of enforcement of rights under such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

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any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the indenture;

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any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such debt securities been presented for payment on any date during such 30-day period;

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any Tax that is imposed or withheld solely as a result of the failure of such holder or the beneficial owner of the debt securities to comply with a reasonable written request by the payor addressed to the holder, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction of, all or part of such Tax but only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation;
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any Taxes that are payable by any method other than withholding or deduction by nVent Finance, nVent, or any paying agent from payments in respect of such securities;

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any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

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any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive or the Luxembourg Law of December 23, 2005, as amended;

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any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

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any Taxes imposed or withheld by reason of a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

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any combination of the above conditions.

Additional Amounts will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. In addition, no Additional Amounts will be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.
Each of nVent Finance and nVent, as applicable, also:
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will make such withholding or deduction of Taxes;

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will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

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will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

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upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by nVent or nVent Finance or if, notwithstanding nVent Finance’s, or nVent’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if nVent Finance or nVent will be obligated to pay Additional Amounts with respect to such payment, nVent Finance or nVent will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.
In addition, nVent Finance will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in any Taxing Jurisdiction in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities except for any Luxembourg registration duties (droits d’enregistrement), that would become payable as a result of the registration by a holder of securities or a holder of a beneficial interest in a global security of any agreement relating to the debt securities with the Administration de l’enregistrement, des domaines et de la TVA in Luxembourg, when such registration is not required to enforce such holder’s rights under such agreement.
The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which nVent Finance, nVent or any successor to nVent Finance or nVent, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.
Whenever in an indenture, any debt securities, any guarantee or in this “Description of Debt Securities and Guarantees of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.
Certain Covenants
Affirmative Covenants
Under the indenture:
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nVent Finance will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities;

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nVent Finance will maintain an office or agency where securities may be presented or surrendered for payment; and

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nVent and nVent Finance will furnish to the trustee on or before April 30 of each year a certificate executed by the principal executive, financial or accounting officer of each of nVent and nVent Finance on their respective behalf as to such officer’s knowledge of nVents’s or nVent Finance’s, as the case may be, compliance with all covenants and agreements under the indenture required to be complied with by nVent and nVent Finance, respectively.

Reports by nVent Finance
So long as any debt securities are outstanding, nVent Finance shall file with the trustee, within 15 days after nVent files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that nVent may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. nVent Finance shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including nVent Finance’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).
Limitation on Mergers and Other Transactions
Each of nVent and nVent Finance covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets in one transaction or a series of transactions to any person, unless:

•
either nVent or nVent Finance, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of nVent or nVent Finance, as the case may be (if other than nVent or nVent Finance, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by nVent or nVent Finance, as the case may be, by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) shall obtain either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

•
no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

nVent Finance shall deliver to the trustee prior to or simultaneously with the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.
Events of Default
With respect to debt securities of a particular series, an “Event of Default” means any one or more of the following events that has occurred and is continuing, except with respect to any series of debt securities for which the supplemental indenture or resolution of the board of directors under which such series of debt securities is issued or the form of security for such series expressly provides that any such Event of Default shall not apply to such series of debt securities:
1)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

2)
default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

3)
default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series;

4)
default in the performance, or breach, of any covenant or agreement of nVent or nVent Finance in respect of the debt securities of such series and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to nVent and nVent Finance by the trustee or to nVent and nVent Finance and the trustee by the holders of at least 25 percent in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

5)
the guarantee with respect to the debt securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by nVent or nVent Finance not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee;

6)
a court having jurisdiction in the premises shall enter a decree or order for relief in respect nVent Finance or nVent in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of nVent Finance or nVent or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;
7)
nVent Finance or nVent shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of nVent Finance or nVent or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

8)
any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of debt securities is issued or in the form of security for such series.

If an Event of Default shall have occurred and be continuing in respect of the debt securities of a series, in each and every case, unless the principal of all the debt securities of the series shall have already become due and payable, either the trustee at the request of the holder or the holders of not less than 25 percent in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to nVent and nVent Finance, as applicable, and to the trustee if given by such holder or holders, may declare the unpaid principal of all the debt securities of that series to be due and payable immediately.
The holders of a majority in aggregate principal amount of debt securities of any series, by written notice to nVent and nVent Finance and the trustee, may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of that series as and when the same shall become due by the terms of such securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of such debt securities or any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.
No holder of any debt security of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:
•
such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

•
the holders of not less than 25 percent in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

•
such holder or holders shall have offered to the trustee such indemnity and security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby;

•
the trustee, for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and

•
during such 60 day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with such request.

The right of any holder to receive payment of principal of, and premium, if any, and interest on such security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Modification of the Indenture
nVent Finance, nVent and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of debt securities for one or more of the following purposes:
•
to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•
to add an additional obligor on the debt securities or to add a guarantor of any outstanding series of debt securities, or to evidence the succession of another person to nVent or nVent Finance, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of nVent or nVent Finance, as the case may be, pursuant to provisions in the indenture described under “Certain Covenants — Limitations on Mergers and Other Transactions”;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to the covenants of nVent Finance for the benefit of the holders of any outstanding series of debt securities or to surrender any of nVent Finance’s or nVent’s rights or powers under the indenture;

•
to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•
to secure the debt securities of any series;

•
to make any other change that does not adversely affect the rights of any holder of outstanding debt securities of the affected series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of nVent Finance shall apply to such series, to provide which of the Events of Default it shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by nVent of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•
to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

•
to supplement any of the provisions in the indenture to permit or facilitate the defeasance and discharge of the debt securities of any series in a manner consistent with the provisions described under “Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance”; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series in any material respect; or

•
to conform the text of the indenture, any supplemental indenture or any debt securities to the description thereof in any prospectus, prospectus supplement or offering circular or memorandum or supplement thereto with respect to the offer and sale of debt securities of any series, to the extent than such description is inconsistent with a provision in the indenture, any supplemental indenture or debt security, as provided in an officer’s certificate.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, nVent and nVent Finance, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:
•
extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•
reduce the rate of or extend the time for payment of interest on any debt security of any series;

•
reduce the premium payable upon the redemption of any debt security;

•
make any debt security payable in currency other than that stated in the debt security;

•
impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

•
reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of debt securities, if any, or which modifies the rights of the holders of debt securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.
It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.
Information Concerning the Trustee
In case an Event of Default with respect to the securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to securities of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not assured to it under the terms of the indenture or indemnity and security reasonably satisfactory to it against such risk is not assured to it.
The trustee may resign with respect to one or more series of debt securities by giving a written notice to nVent Finance and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying nVent Finance and the trustee. nVent Finance may remove the trustee if:
•
the trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

•
the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by nVent Finance or by any such holder in accordance with the indenture; or

•
the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, nVent Finance will appoint a successor trustee in accordance with the provisions of the indenture.
A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.

Payment and Paying Agents
The interest installment on any security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to securities of that series is due and payable, shall be paid to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.
nVent Finance, upon notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by nVent Finance. If nVent Finance does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. nVent, nVent Finance or any of its subsidiaries may act as paying agent upon written notice to the trustee.
All funds paid by nVent Finance or nVent to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to nVent or nVent Finance, as applicable, and the holder of the debt securities thereafter may look only to nVent and nVent Finance, as applicable, for payment thereof.
Governing Law
The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 470-3 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the indenture and to any debt securities issued thereunder is excluded.
Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance
Satisfaction and Discharge of Indenture
The indenture shall cease to be of further effect with respect to a series of debt securities if, at any time:
(a) nVent or nVent Finance have delivered or have caused to be delivered to the trustee for cancellation all debt securities of a series theretofore authenticated, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, and debt securities for whose payment funds or U.S. governmental obligations have theretofore been deposited in trust or segregated and held in trust by nVent or nVent Finance and thereupon repaid to nVent or nVent Finance or discharged from such trust, as provided in the indenture; or
(b) all such debt securities of a particular series not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and nVent or nVent Finance shall irrevocably deposit or cause to be deposited with the trustee as trust funds the entire amount, in funds or U.S. governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case nVent or nVent Finance shall also pay or cause to be paid all other sums payable under the indenture with respect to such series by nVent Finance.
Notwithstanding the above, nVent Finance may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of debt securities:

•
to make any interest or principal payments that may be required;

•
to register the transfer or exchange of the debt securities of the series;

•
to execute and authenticate the debt securities;

•
to replace stolen, lost or mutilated debt securities;

•
to maintain an office or agency;

•
to maintain paying agencies; and

•
to appoint new trustees as required.

nVent Finance also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:
•
to compensate and reimburse the trustee in accordance with the terms of the indenture;

•
to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•
to withhold or deduct taxes as provided in the indenture.

Defeasance and Discharge of Obligations
nVent Finance’s and nVent’s obligations with respect to the debt securities of any series will be discharged upon compliance with the conditions described below under “Covenant Defeasance” if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described above under “Satisfaction and Discharge of Indenture,” such debt securities have been paid by nVent or nVent Finance by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:
•
principal;

•
premium, if any;

•
interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

•
all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, nVent Finance and nVent, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:
•
to make any interest or principal payments that may be required;

•
to register the transfer or exchange of the debt securities of such series;

•
to execute and authenticate the debt securities;

•
to replace stolen, lost or mutilated debt securities;

•
to maintain an office or agency;

•
to maintain paying agencies; and

•
to appoint new trustees as required.

nVent Finance also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:
•
to compensate and reimburse the trustee in accordance with the terms of the indenture;

•
to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•
to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance
Upon compliance with specified conditions, nVent Finance and nVent will not be required to comply with some covenants contained in the indenture and any applicable supplemental indenture, and any omission to comply with such covenants will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, nVent Finance’s and nVent’s obligations with respect to the applicable series of debt securities will be discharged. These conditions are:
•
nVent or nVent Finance irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and nVent Finance and nVent, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or U.S. governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the indenture with respect to the outstanding debt securities of such series, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such U.S governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such U.S. governmental obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of such series;

•
nVent or nVent Finance, as the case may be, delivers to the trustee an officer’s certificate stating that all conditions precedent specified in the indenture relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•
no Event of Default described in the first, second, third, sixth or seventh bullet points in the first paragraph under the caption “Events of Default” shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

•
nVent or nVent Finance, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the U.S. Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of nVent’s or nVent Finance’s exercise of such defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•
such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940, as amended; and

•
such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on nVent or nVent Finance pursuant to the indenture.

Book-Entry, Delivery and Form
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of the Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security and nVent Finance does not appoint a successor depositary within 90 days after receiving that notice;

•
at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and nVent Finance does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•
nVent Finance determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’ s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; and

•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’ s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream

Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream Participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the “Euroclear Operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF ORDINARY SHARES
The following description of the material terms of nVent’s ordinary shares is based on the provisions of the amended and restated memorandum and articles of association of nVent (the “Constitution”). This description is not complete and is subject to the applicable provisions of Companies Act 2014 of Ireland (as amended) (the “Irish Companies Act”) and the Constitution, which is filed as an exhibit to the registration statement related to this prospectus. The transfer agent and registrar for nVent’s ordinary shares is Computershare Inc. nVent’s ordinary shares are listed on the New York Stock Exchange under the ticker symbol “NVT.”
Capital Structure
nVent’s authorized share capital consists of €25,000 and $4,200,000, divided into 25,000 euro deferred shares with a nominal value of €1.00 per share, 400,000,000 ordinary shares with a nominal value of $0.01 per share and 20,000,000 preferred shares with a nominal value of $0.01 per share. The authorized share capital includes 25,000 euro deferred shares with a nominal value of €1.00 per share in order to satisfy minimum statutory requirements for Irish public limited companies. These euro deferred shares carry no voting or dividend rights. nVent will disclose in an applicable prospectus supplement and/or offering material the number of shares of nVent’s ordinary shares then outstanding.
nVent may issue shares subject to the maximum authorized share capital contained in the Constitution. The authorized share capital may be increased by a resolution approved by a two-thirds majority of the votes of nVent shareholders cast at a general meeting (referred to as a “variation resolution”) or reduced by a resolution approved by a simple majority of the votes of nVent shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of nVent may be divided into shares of such nominal value as the resolution shall prescribe.
As a matter of Irish law, the directors of a company (or a duly authorized committee thereof) may cause the company to issue new ordinary or preferred shares without shareholder approval once authorized to do so by the constitution of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50 percent of the votes of a company’s shareholders cast at a general meeting (in person or by proxy). The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The Constitution of nVent authorizes our board of directors to issue new ordinary or preferred shares up to nVent’s maximum authorized share capital without shareholder approval until April 30, 2023 (subject to the limits provided for in the New York Stock Exchange (the “NYSE”) Listed Company Manual).
The rights and restrictions to which the ordinary shares are subject are prescribed in the Constitution. nVent’s Constitution entitles our board of directors, without shareholder approval, to determine the terms of preferred shares issued by nVent. Preferred shares may, among other things, be preferred as to dividends, rights on a winding up or voting in such manner as the directors of nVent may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at the option of nVent, and may be convertible into or exchangeable for shares of any other class or classes of nVent, depending on the terms of such preferred shares. The issuance of preferred shares is subject to applicable law, including as appropriate the Irish Takeover Rules (as defined herein).
Preemption Rights
Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, nVent has opted out of these preemption rights in the Constitution as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75 percent of the votes of the nVent shareholders cast at a general meeting (referred to under the Irish Companies Act as a “special resolution”), the Constitution provides that this opt-out must be so renewed. If the opt-out is not renewed, shares issued for cash must be offered to existing nVent shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares

(that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.
Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of nVent are equal to, or in excess of, the aggregate of nVent’s called-up share capital plus undistributable reserves and the distribution does not reduce nVent’s net assets below such aggregate. Undistributable reserves include the undenominated capital, the capital redemption reserve fund and the amount by which nVent’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed nVent’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The determination as to whether or not nVent has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of nVent. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, that is initial financial statements or interim financial statements, which give a “true and fair view” of nVent’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The Constitution authorizes the directors to declare interim dividends to the extent they appear justified by profits without shareholder approval. Our board of directors may also recommend a dividend to be approved and declared by the nVent shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of nVent ordinary shares will participate pro rata in respect of any dividend which may be declared in respect of nVent ordinary shares.
The directors of nVent may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to nVent in relation to the nVent ordinary shares.
The directors of nVent are also entitled to issue shares with preferred rights to participate in dividends declared by nVent. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to shareholders.
Share Repurchases, Redemptions and Conversions
Overview
The Constitution provides that any ordinary shares which nVent has agreed to acquire shall be deemed to be a redeemable share, unless our board of directors resolves otherwise. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by nVent will technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions by nVent.” If the Constitution does not contain such provision, all repurchases by nVent would be subject to many of the same rules that apply to purchases of nVent ordinary shares by subsidiaries described below under “Purchases by Subsidiaries of nVent” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Neither Irish law nor any constituent document of nVent places limitations on the right of non-Irish residents or non-Irish owners to vote or hold nVent ordinary shares. Except where otherwise noted, references elsewhere in this prospectus to repurchasing or buying back nVent ordinary shares refer to the redemption of ordinary shares by nVent or the purchase of nVent ordinary shares by a subsidiary of nVent, in each case in accordance with the Constitution and Irish company law as described below.
Repurchases and Redemptions by nVent
Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. nVent may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10 percent of the nominal value of the total issued share capital of nVent. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be canceled or held in treasury. Based on the provision of the Constitution described above, shareholder approval will not be required to redeem nVent ordinary shares.
nVent may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by nVent’s subsidiaries as described below.
Our board of directors is also entitled to issue preferred shares, which may be redeemed at the option of either nVent or the shareholder, depending on the terms of such preferred shares. For additional information on redeemable shares, see “Capital Structure.”
Repurchased and redeemed shares may be canceled or held as treasury shares. The nominal value of treasury shares held by nVent at any time must not exceed 10 percent of the nominal value of the issued share capital of nVent. nVent may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by nVent or re-issued subject to certain conditions.
Purchases by Subsidiaries of nVent
Under Irish law, an Irish or non-Irish subsidiary may purchase nVent ordinary shares either as overseas market purchases or off-market purchases. For a subsidiary of nVent to make overseas market purchases of nVent ordinary shares, the nVent shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular overseas market purchase by a subsidiary of nVent ordinary shares is required. For an off-market purchase by a subsidiary of nVent, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose nVent ordinary shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of nVent.
In order for a subsidiary of nVent to make an overseas market purchase of nVent ordinary shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the nVent ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.
The number of nVent ordinary shares acquired and held by the subsidiaries of nVent at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10 percent of the nominal value of the issued share capital of nVent. While a subsidiary holds nVent ordinary shares, it cannot exercise any voting rights in respect of those shares. The acquisition of nVent ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.
Lien on Shares, Calls on Shares and Forfeiture of Shares
The Constitution provides that nVent will have a first and paramount lien on every share that is not a fully paid up share for all moneys payable, whether presently due or not in respect of such nVent ordinary shares. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any nVent ordinary shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the constitution of an Irish company limited by shares such as nVent and are only be applicable to nVent ordinary shares that have not been fully paid up.
Consolidation and Division; Subdivision
The Constitution provides that nVent may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by the Constitution.

Reduction of Share Capital
nVent may, by ordinary resolution, reduce its authorized share capital in any way. nVent also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital (which includes share premium) in any manner permitted by the Irish Companies Act.
Extraordinary General Meetings of Shareholders
Extraordinary general meetings of nVent may be convened (i) by our board of directors, (ii) on requisition of the shareholders holding not less than 10 percent of the paid-up share capital of nVent carrying voting rights or (iii) on requisition of nVent’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.
Voting
Each ordinary share is entitled to one vote on each matter properly brought before the shareholders. At any meeting of nVent, all resolutions will be decided on a poll. Treasury shares of nVent ordinary shares that are held by subsidiaries of nVent will not be entitled to be voted at general meetings of shareholders.
Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:
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amending the objects or memorandum of association of nVent;

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amending the Constitution;

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approving a change of name of nVent;

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authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

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opting out of preemption rights on the issuance of new shares for cash;

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re-registration of nVent from a public limited company to a private company;

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variation of class rights attaching to classes of shares (where the Constitution does not provide otherwise);

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purchase of nVent shares off-market;

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reduction of issued share capital;

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sanctioning a compromise/scheme of arrangement;

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resolving that nVent be wound up by the Irish courts;

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resolving in favor of a shareholders’ voluntary winding-up;

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re-designation of shares into different share classes;

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setting the re-issue price of treasury shares; and

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a merger pursuant to the EU Cross-Border Merger Directives 2005/56/EC.

Variation of Rights Attaching to a Class or Series of Shares
Under the Irish Companies Act and as provided in the Constitution, any variation of class rights attaching to any issued class of nVent shares must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum. nVent’s Constitution expressly provides that any issue of preferred shares (whatever the rights attaching to them) will be deemed not to be a variation of the rights of shareholders.

Inspection of Books and Records
Under Irish law, shareholders have the right to: (i) receive a copy of nVent’s Constitution and any act of the Irish government which alters the Constitution; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of nVent; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by nVent; (iv) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive financial statements of a subsidiary company of nVent which have previously been produced to an annual general meeting of such subsidiary in the preceding ten years. The auditors of nVent will also have the right to inspect all books, records and vouchers of nVent. The auditors’ report must be circulated to the shareholders with audited consolidated annual financial statements of nVent prepared in accordance with generally accepted accounting practice in Ireland 21 days before the annual general meeting and must be read to the shareholders at nVent’s annual general meeting.
Acquisitions
An Irish public limited company may be acquired in a number of ways, including:
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a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75 percent in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

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through a tender or takeover offer by a third party for all of the nVent ordinary shares. Where the holders of 80 percent or more of nVent ordinary shares have accepted an offer for their shares in nVent, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If nVent ordinary shares were to be listed on the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90 percent;

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is also possible for nVent to be acquired by way of a transaction with an EU-incorporated company under the Directive (EU) 2017/1132. Such a transaction must be approved by a special resolution. If nVent is being merged with another EU company under Directive (EU) 2017/1132 and the consideration payable to nVent shareholders is not all in the form of cash, nVent shareholders may be entitled to require their shares to be acquired at fair value; and

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by way of merger with another Irish company under the Irish Companies Act, which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights
Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. However, it does provide for dissenters’ rights in certain situations, as described below.
Under a tender or takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80 percent of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the Irish High Court for relief.
A scheme of arrangement which has been approved by the requisite shareholder majority and approved by the Irish High Court will be binding on all shareholders. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.
Under the EC (Cross-Border Mergers) Regulations 2008 (as amended) governing the merger of an Irish public limited company and a company incorporated in the European Economic Area (the EEA includes all member states of the EU, Norway, Iceland and Liechtenstein), a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90 percent of the shares is held by the other company party to the merger of the transferor company, has the right to request that the company acquire its shares for cash.
Similar rights apply in the case of a merger of an Irish public limited company into another company to which the provisions of the Irish Companies Act apply.
Disclosure of Interests in Shares
Under the Irish Companies Act, nVent shareholders must notify nVent (but not the public at large) if, as a result of a transaction, the shareholder will become interested in 3 percent or more of any class of nVent shares carrying voting rights; or if as a result of a transaction a shareholder who was interested in more than 3 percent of any class of nVent shares carrying voting rights ceases to be so interested. Where a shareholder is interested in more than 3 percent of any class of nVent shares carrying voting rights, the shareholder must notify nVent (but not the public at large) of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of nVent (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. nVent must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any nVent ordinary shares it holds will not be enforceable, either directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to such shares reinstated.
In addition to these disclosure requirements, nVent, under the Irish Companies Act, may, by notice in writing, require a person whom nVent knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in nVent’s relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in any class of nVent shares carrying voting rights, to provide additional information as may be required by nVent, including particulars of the person’s own past or present interests in such class of nVent shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, nVent may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:
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any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

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no voting rights shall be exercisable in respect of those shares;

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no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

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no payment shall be made of any sums due from nVent on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.
In the event nVent is in an offer period pursuant to the Irish Takeover Panel Act 1997 (as amended) and the Takeover Rules 2013 made thereunder (the “Irish Takeover Rules”), accelerated disclosure provisions apply for persons holding an interest in nVent securities of 1 percent or more.
Anti-Takeover Provisions
Irish Takeover Rules and Substantial Acquisition Rules
A transaction in which a third party seeks to acquire 30 percent or more of the voting rights of nVent is governed by the Irish Takeover Panel Act 1997 (as amended) (the “Takeover Panel Act”) and the Irish

Takeover Rules made thereunder and is regulated by the Irish Takeover Panel (the “Panel”). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:
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in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

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the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

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false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

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a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

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a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

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a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid
Under certain circumstances, a person who acquires shares or other voting rights in nVent may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in nVent at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30 percent or more of the voting rights in nVent, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30 percent and 50 percent of the voting rights in nVent would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05 percent within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50 percent of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.
Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements
If a person makes a voluntary offer to acquire outstanding nVent ordinary shares, the offer price must be no less than the highest price paid for nVent ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired nVent ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10 percent of the total nVent ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per nVent ordinary shares must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10 percent of the total nVent ordinary shares in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15 percent and 30 percent of the voting rights of nVent. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10 percent or more of the voting rights of nVent is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15 percent or more but less than 30 percent of the voting rights of nVent and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.
Frustrating Action
Under the Irish Takeover Rules, the nVent board of directors is not permitted to take any action which might frustrate an offer for nVent ordinary shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the nVent board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
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the action is approved by nVent shareholders at a general meeting; or

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the Panel has given its consent, where:

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it is satisfied the action would not constitute frustrating action;

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nVent shareholders that hold 50 percent of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

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the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

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the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Constitution may be considered to have anti-takeover effects, including those described under the following captions in this “Description of Ordinary Shares”: “Capital Structure”, “Preemption Rights” and “Disclosure of Interests in Shares.”
Interested Shareholder Provision
nVent’s Constitution contains a provision that generally mirrors Section 203 of the Delaware General Corporation Law, an anti-takeover statute that prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested” shareholder for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. An “interested” shareholder under this provision of nVent’s Constitution is defined to be a person or entity who, together with its affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) fifteen percent (15 percent) or more of nVent’s voting shares, which is the same threshold contained in Section 203 of the Delaware General Corporation Law. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the nVent board of directors, including discouraging attempts that might result in a premium over the market price for the ordinary shares held by nVent shareholders.
Shareholder Rights Plans and Share Issuances
Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan (commonly known as a “poison pill”) as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules.
nVent’s Constitution allows the board to adopt a shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of nVent, subject to applicable law.
Subject to the Irish Takeover Rules, our board of directors also has the power to cause nVent to issue any of its authorized and unissued shares on such terms and conditions as our board of directors may determine (as described under “Capital Structure”) and any such action must be taken in the best interests of nVent. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
Amendment of Governing Documents
Under Irish law, Irish companies may only alter constitutions by a resolution of the shareholders approved by 75 percent of the votes cast at a general meeting. An Irish company is not permitted to opt out of this requirement.
Duration; Dissolution; Rights Upon Liquidation
nVent’s corporate existence is unlimited. nVent may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required (i.e., 75 percent of the votes cast, in person or by proxy, at a general meeting of shareholders). nVent may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where nVent has failed to file certain returns.
The rights of the shareholders to a return of nVent’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Constitution or the terms of any preferred shares issued by the directors of nVent from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of nVent. If the Constitution contains no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. The Constitution provides that the nVent shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholder to participate under the terms of any series or class of preferred shares.
No Sinking Fund
The nVent ordinary shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares
The transfer agent for nVent maintains the share register, registration in which will be determinative of membership in nVent. A shareholder of nVent who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.
A written instrument of transfer is required under Irish law to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that the shareholder has confirmed to our transfer agent that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.
Any transfer of nVent ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. The Constitution allows nVent, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, nVent is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the nVent ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in nVent ordinary shares has been paid unless one or both of such parties is otherwise notified by nVent.
The Constitution delegates to our secretary or assistant secretary (or their nominees) the authority to execute an instrument of transfer on behalf of a transferring party.
In order to help ensure that the official share register is regularly updated to reflect trading of nVent ordinary shares occurring through normal electronic systems, nVent intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that nVent notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from nVent for this purpose) or request that nVent execute an instrument of transfer on behalf of the transferring party in a form determined by nVent. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).
The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.
The directors may also, in their absolute discretion, and without assigning any reason, refuse to register (i) any transfer of a share which is not fully paid or (ii) any transfer to or by a minor or person of unsound mind but this shall not apply to the transfer of such share resulting from a sale of the share through a stock exchange on which the share is listed.

DESCRIPTION OF PREFERRED SHARES
The following description of the material terms of nVent’s preferred shares is based on the provisions of the Constitution. This description is not complete and is subject to the applicable provisions of Irish law and the Constitution, which is filed as an exhibit to the registration statement related to this prospectus.
nVent is authorized to issue 20,000,000 preferred shares with a nominal value of US$0.01 per share. The nVent board of directors are authorized to issue all or any of the authorized but unissued preferred shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the nVent board of directors providing for the issuance of such class or series, including (but not limited to) the authority to provide that any such class or series may be:
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redeemable at the option of nVent, or the holders, or both, with the manner of the redemption to be set by the nVent board of directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices as the nVent board of directors may determine;

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entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times as the nVent board of directors may determine, and which may be payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series as the nVent board of directors may determine;

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entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the nVent as the board of directors may determine; or

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convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of nVent at such price or prices or at such rates of exchange and with such adjustments as the nVent board of directors may determine.

The nVent board of directors may at any time before the allotment of any preferred share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such preferred shares.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional interests in nVent’s preferred shares instead of a full preferred share. In that event, depositary receipts may be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred shares, as described in the applicable prospectus supplement and/or other offering material.
Any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the preferred shares represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred shares into other securities.
The applicable prospectus supplement will describe the particular terms of any depositary shares we offer. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.
We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may from time to time issue warrants to purchase our debt securities or equity securities or those of third parties. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.
Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants we offer described in the related supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material United States federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

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the number of preferred shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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the designation and terms of the preferred shares or ordinary shares;

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if applicable, the designation and terms of the debt securities, preferred shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and the related debt securities, preferred shares or ordinary shares will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the antidilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.
The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of any agreements governing the units;

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U.S. federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purpose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
In connection with any particular offering pursuant to this prospectus, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

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Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

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Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

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Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment) or free writing prospectus. We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

ENFORCEMENT OF CIVIL LIABILITIES
nVent Finance and nVent will consent in the indenture to jurisdiction in the U.S. federal and state courts in the City of New York and to service of process in the City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantees. Any judgment against nVent Finance or nVent in respect of the indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Ireland. Investors should not assume that the courts of Luxembourg or Ireland would enforce judgments of U.S. courts obtained against nVent Finance or nVent, respectively, predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against nVent Finance or nVent predicated solely upon such laws.
Luxembourg
nVent Finance is a private limited liability company organized under the laws of Luxembourg. Certain members of nVent Finance’s board of managers are non-residents of the United States, and a substantial portion of nVent Finance’s assets and the assets of its managers are located outside the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:
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effect service within the United States upon nVent Finance or its managers located outside the United States;

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enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

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enforce against those persons in Luxembourg, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

nVent Finance has been advised by its legal advisors that the United States and the Grand Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d’Arrondissement) pursuant to article 678 of the New Luxembourg Code of Civil Procedure and Luxembourg case law. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:
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the U.S. judgment is enforceable (executoire) in the United States;

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the jurisdictional ground of the U.S. court is founded according to Luxembourg conflict of jurisdiction rules and to the applicable domestic U.S. federal or state jurisdiction rules;

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the U.S. court has applied to the dispute the substantive law which would have been designated by Luxembourg conflict of law rules;

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the U.S. court has acted in accordance with its own procedural laws;

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the U.S. judgment must not have violated the right of the defendant to present a defense;

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the U.S. judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”); and

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the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Ireland
nVent is a public limited company organized under the laws of Ireland. A substantial portion of nVent’s assets, which consist of shares in nVent Finance, are located outside the United States, and the assets of its directors may be located outside of the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:
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effect service within the United States upon nVent or its directors and officers located outside the United States;

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enforce judgments obtained against nVent or those persons in U.S. courts or in courts in jurisdictions outside the United States; and

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bring an action in an Irish court to enforce against nVent or those persons, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

nVent has been advised by its legal advisors that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of U.S. judgments. The following requirements must be met before the U.S. judgment will be deemed to be enforceable in Ireland:
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the U.S. judgment must be for a definite sum;

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the U.S. judgment must be final and conclusive; and

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the U.S. judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier U.S. judgment.

LEGAL MATTERS
The validity of the ordinary shares and preferred shares and certain matters under the laws of Ireland will be passed upon by Arthur Cox LLP, Irish counsel to nVent. The validity of the debt securities, depositary shares, purchase contracts, warrants, and units offered by this prospectus will be passed upon for nVent and nVent Finance by Foley & Lardner LLP, counsel to nVent and nVent Finance. Certain matters under the laws of Luxembourg related to the debt securities will be passed upon by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to nVent Finance. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference from nVent Electric plc’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of nVent Electric plc and its subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$
NVENT FINANCE S.À R.L.
       % Senior Notes due 20
Fully and Unconditionally Guaranteed by
NVENT ELECTRIC PLC

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan BofA Securities Citigroup
           , 2023